Exhibit 10.28

RETIREMENT PLAN A

FOR EMPLOYEES OF

AMERICAN CRYSTAL SUGAR COMPANY

(2002 RESTATEMENT)

Completed By Timothy R. Quinn

(612) 607-7581

Oppenheimer, Wolff & Donnelly LLP

TABLE OF CONTENTS

ARTICLE I. History, Definitions and Interpretation
Section 1.1. History
Section 1.2. Definitions
Accrual Service
Accrued Benefit
Actuarial Equivalent
Actuarial Value
Actuary
Administrative Committee
Administrator
Alternate Payee
Annuity Starting Date
Beneficiary
Break in Service
Claims Reviewer
Code
Company
Covered Compensation
Covered Employee
Deferred Retirement Date
Domestic Relations Order
Early Retirement Date
Effective Date
Effective Date of this Restatement
Election Period
Eligibility Computation Period
Eligibility Service
Eligible Beneficiary
Employee
Employer
ERISA
Final Average Salary
Funding Medium
Highly Compensated Employee.
Hour of Service
Leased Employee
Managing Body
Married for the Required Period
Monthly Compensation
Normal Form
Normal Retirement Age
Normal Retirement Date

i

Participant
Participating Employer
Plan
Plan Anniversary Date
Plan Year
Plan Termination Date
Predecessor Employer
Pre-Retirement Survivor Annuity
Prior Plan
Qualified Domestic Relations Order
Qualified Early Retirement Date
Qualified Joint and Survivor Annuity Form
Related Employer
Social Security Retirement Age
Termination of Employment
Termination of Service
Vested
Vesting Service
Section 1.3. Interpretation
Section 1.4. Applicable Law, Statute of Limitations
Section 1.5. Rule of Construction

ARTICLE II. Participating Employers
Section 2.1. Eligibility
Section 2.2. Commencement of Participation
Section 2.3. Termination of Participation
Section 2.4. Recordkeeping and Reporting
Section 2.5. Requirements Concerning Participating Employers
Section 2.6. Designation of Agent
Section 2.7. Employee Transfers
Section 2.8. Administrator’s Authority

ARTICLE III. Participants
Section 3.1. Eligibility
Section 3.2. Commencement of Participation
Section 3.3. Termination of Active Participation
Section 3.4. Return to Active Participation
Section 3.5. Limitation Respecting Employment

ARTICLE IV. Benefits Under the Plan
Section 4.1. Normal Retirement Benefit
Section 4.2. Early Retirement Benefit
Section 4.3. Deferred Retirement Benefit

RETIREMENT PLAN A

FOR EMPLOYEES OF AMERICAN CRYSTAL SUGAR COMPANY

(2002 Restatement)

American Crystal Sugar Company, a Minnesota agricultural cooperative corporation, pursuant to the power reserved to and upon the order of its board of directors, hereby adopts this amendment to and restatement of the Retirement Plan A for Employees of American Crystal Sugar Company.  Also, United Sugars Corporation, pursuant to the power reserved to and upon the order of its managing body, hereby adopts this amendment to and restatement of the Retirement Plan A for Employees of American Crystal Sugar Company.  Further, Midwest Agri-Commodities, pursuant to the power reserved to and upon the order of its managing body, hereby adopts this amendment to and restatement of the Retirement Plan A for Employees of American Crystal Sugar Company.  This amendment and restatement is generally effective as of March 1, 2002, except as otherwise specifically stated in this document.

ARTICLE I.
History, Definitions and Interpretation

Section 1.1.            History.

(a)           As of March 1, 1943, American Crystal Sugar Company and Ventura County Railway Company adopted the Retirement Plan for the Employees of American Crystal Sugar Company and Ventura County Railway Company. Effective as of April 1, 1959, American Crystal Sugar Company disposed of its entire holdings of the capital stock of Ventura County Railway Company. Employees of the Ventura County Railway Company who were members of the Plan were assigned the policies with respect to their benefits in accordance with the provisions of the Plan.

(b)           Effective as of June 1, 1968, the Retirement Plan was amended to provide for three separate plans, namely (i) “Retirement Plan for Employees of American Crystal Sugar Company Not Covered Under Collective Bargaining Agreements,” (ii) “Retirement Plan for Employees of American Crystal Sugar Company Covered Under the Collective Bargaining Agreement Between American Crystal Sugar Company and American Federation of Grain Millers (AFL-CIO),” and (iii) “Retirement Plan for Employees of American Crystal Sugar Company Covered Under the Collective Bargaining Agreement between American Crystal Sugar Company Distillery, Rectifying, Wine and Allied Workers International Union, AFL-CIO and United Sugar Workers Council of California.”

(c)           The benefits provided by American Crystal Sugar Company for all former employees covered by the Plan who died, retired or whose continuous service was terminated prior to June 1, 1968, shall be those provided under the former Plan in effect February 29, 1968.

(d)           On November 30, 1973, the Board of Directors of American Crystal Sugar Company adopted a resolution to include in the Plan, all employees of the Red River Valley Sugarbeet Growers Association who became employees of the Company, giving them credit for past service as employees of the Growers Association and to amend the Plan accordingly.

(e)           The benefits provided by American Crystal Sugar Company for all former employees covered by the Plan who died, retired or whose continuous service was terminated on or after June 1, 1968 but prior to September 1, 1974, shall be those provided under the former Plan in effect August 31, 1974.

(f)            Effective March 1, 1976, the Plan was amended and restated to comply with the provisions of ERISA.  Retirement benefits and other benefits provided by American Crystal Sugar Company for Employees covered by the Plan who died, retired or terminated service for any other reason on or subsequent to September 1, 1974 but prior to March 1, 1976 shall be those provided under the former Plan in effect on February 29, 1976.

(g)       Effective March 1, 1985, the Plan was amended and restated to comply with the provisions of the Retirement Equity Act of 1984.  Retirement benefits and other benefits provided by American Crystal Sugar Company for Employees covered by the Plan who died, retired or terminated service for any other reason on or subsequent to March 1, 1985 and prior to March 1, 1989, shall be those provided under the former Plan in effect on February 28, 1985.

(h)       Except as otherwise provided in the prior amendment and restatement of the Plan, this Plan was entirely amended and restated as of March 1, 1989 to comply with the provisions of the Tax Reform Act of 1986.  Such amendment and restatement of the Plan is applicable only to the Employees covered by the Plan who died, retired or terminated service for any other reason on or subsequent to March 1, 1989 and prior to the Effective Date of this Restatement.  However, this amendment and restatement modifies certain provisions of the Plan prior to the Effective Date of this Restatement that may affect such Employees.

Section 1.2.            Definitions.  The terms defined in this Section, when used in the Plan with initial capital letters, have the following meanings unless the context clearly indicates that other meanings are intended.

Accrual Service.

(1)           After February 29, 1976, a Participant shall receive credit for one full year of “Accrual Service” for each Plan Year in which the Participant had at least 1,000 Hours of Service for a Participating Employer.  The Accrual Service to be credited for service prior to March 1, 1976, shall be the Participant’s service recognized for benefit accrual purposes under the terms of the Plan as in effect prior to March 1, 1989.

(2)           A Participant’s Accrual Service shall not include periods during which the Participant has terminated the Participant’s active participation in the Plan [pursuant to Section 3.3(b)] and any period with respect to which a benefit was paid equal to the then present value of the entire present or deferred benefit due the Participant under the Plan not exceeding $3,500 (this amount changes to $5,000 effective for Plan Years beginning after August 5, 1997) or, if the Participant so elected, equal to the then present value of the entire present or deferred benefit due the Participant under the Plan regardless of amount (if permitted by other provisions of this Plan), provided the Participant’s spouse, if any, consented thereto in the manner described in Article IV; provided, however, such benefit payment must have been paid no later than the close of the second Plan Year following the Plan Year in which the Participant incurred a Termination of Service.  If such benefit payment is paid within such period and consequently a period of service is not part of the Participant’s Accrual Service, then the Participant may restore such service by repaying to the Plan the amount of the distribution with interest (at the rate determined under Section 411(c)(2)(C) of the Code) within the earlier of (1) 5 years after the date the Participant is subsequently re-employed by a Participating Employer or Related Employer or (2) the close of the first 5 year Break in Service after the date of distribution.

(3)           The Plan shall not take into account any Accrual Service that was excluded under the Prior Plan with respect to any Employee who became employed by the Southern Minnesota Beet Sugar Cooperative on September 1, 1978.

Accrued Benefit.

(1)           “Accrued Benefit” of a Participant means a monthly amount payable in the Normal Form equal to the product of (A) 30% of a Participant’s Final Average Salary up to the Participant’s Covered Compensation plus 42% of the Participant’s Final Average Salary in excess of the Participant’s Covered Compensation and (B) the number of the Participant’s years of Accrual Service (not exceeding 30) divided by 30.

(2)       In no event will any Accrued Benefit determined under Paragraph (1) after the Effective Date of this Restatement be less than the Accrued Benefit of the Participant determined under that paragraph as of the preceding Plan Anniversary Date.  Also, in no event will a Participant’s Accrued Benefit be less than the Participant’s Accrued Benefit determined as of March 1, 1989 under the Plan as it existed on the day before that date.

(3)       Notwithstanding the prior provisions of this definition, a section 401(a)(17) participant’s Accrued Benefit shall not be less than the greater of the amounts determined under Subparagraphs (A) and (B) below:

(A)          the sum of (i) the Participant’s accrued benefit determined as of the last day of the last Plan Year beginning before January 1, 1994, under the Plan as it existed as of that day, and (ii) the Participant’s accrued benefit determined under the formula in Paragraph (1) and other provisions of this Plan as in effect after that day taking into account only the Participant’s Accrual Service after that day; or

(B)           the Participant’s accrued benefit determined under the formula in Paragraph (1) and other provisions of this Plan as in effect after the day described in Subparagraph (A) taking into account all of the Participant’s Accrual Service.

A section 401(a)(17) participant is a Participant whose current Accrued Benefit as of a date on or after the first day of the first Plan Year beginning or after January 1, 1984, is based on compensation for a year beginning prior to the first day of the first Plan Year beginning or or after January 1, 1994, that exceeded $150,000.

Actuarial Equivalent.          An “Actuarial Equivalent” is an equivalent amount or stream of payments determined in accordance with the following provisions:

(1)       An Actuarial Equivalent benefit shall be computed using any basis specified in the Plan, but wherever the basis for actuarial equivalent is not specifically specified in the affected provision of the Plan, actuarial equivalence shall be computed on the basis of the published 1984 Unisex Pension Mortality Table set forward one year, and a 7% interest rate assumption.

(2)       If this definition is used on or after March 1, 1996, to determine any Actuarial Value, then the calculation shall be made using the ‘applicable mortality table’ prescribed by the Secretary of the Treasury in accordance with Section 417(e)(3) of the Code and regulations and ruling issued thereunder (which as of October 1, 1995, is based on a fixed blend of 50% of the male and 50% of the female mortality rates from the 1983 Group Annuity Mortality Table and as of December 31, 2002, for purposes of benefit payments commencing on or after that date, is the table prescribed in Rev. Rul. 2001-62) and an interest rate equal to the annual rate of interest on 30-year Treasury securities, or on a substitute for those securities, as specified by the Commissioner of the Internal Revenue Service for the December before the first day of the Plan Year in which the distribution is made (and typically reported in the next month).  The benefit being valued under the prior sentence shall be assumed to commence on the Normal Retirement Date of the applicable Participant.

Actuarial Value.  “Actuarial Value” means the single sum value of a benefit under the Plan as determined by the Actuary on the basis of the actuarial tables, factors and assumptions set forth in the definition of Actuarial Equivalent.

Actuary.  “Actuary” means an individual actuary or a firm of actuaries independent of and selected from time to time by the Administrator.  The Actuary or an employee of the Actuary shall be enrolled with the Joint Board for the Enrollment of Actuaries established under ERISA.

Administrative Committee.  The “Administrative Committee” shall be determined pursuant to the provisions of Section 5.2.

Administrator.  The Company shall be the “Administrator” and shall be a named fiduciary and administrator for purposes of ERISA and this Plan.  As such, it shall have authority to control and manage the operation of the Plan as described in the Plan and shall have the powers and duties given to the administrator of a plan under Title I of ERISA.  The Administrative Committee shall have the authority and duty to act for the Company in such Company’s capacity as Administrator.

Alternate Payee.  The term “Alternate Payee” means any spouse, former spouse, child, or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

Annuity Starting Date.  The “Annuity Starting Date” is the first day of the first period for which an amount is payable as an annuity, or in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred (including a Participant’s election to receive the benefit) which entitle the affected Participant to such benefit (other than on account of death).  If benefit payments are suspended under Article IV after an Annuity Starting Date, the date of a recommencement of benefits shall not be considered to be a new Annuity Starting Date unless a new form of distribution may be and is elected under Article IV.  If there are additional accruals under this Plan after the Annuity Starting Date, that date shall apply to those accruals unless that date preceded the Participant’s Normal Retirement Age or a new form of distribution may be and is elected under Article IV.

Beneficiary.

(1)       “Beneficiary” is the person or persons, natural or otherwise, other than a joint or contingent annuitant, designated by a Participant to receive any benefit payable under the Plan in the event of the Participant’s death.

(2)       A Participant who has designated a Beneficiary may, without the consent of such Beneficiary, alter or revoke such designation.  To be effective, any such designation, alteration, or revocation shall be in writing, in such form as the Administrator may prescribe, and shall be filed with the Administrator prior to the death of the Participant.  If, at the time a death benefit becomes payable, there is not on file with the Administrator a fully effective designation of Beneficiary, the designated Beneficiary shall be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike:

(A)          the Participant’s spouse;

(B)           the Participant’s children, and children of the Participant’s spouse, including a child in gestation at the date of the Participant’s death and thereafter born alive, except that if any of such children pre-decease the Participant but leave issue surviving the Participant, such issue shall take by right of representation the share their parent would have taken if living;

(C)           the Participant’s parents;

(D)          the Participant’s brothers and sisters;

(E)           the Participant’s estate.

The identity of each Beneficiary in each case shall be determined by the Administrator.  Each such determination shall be final and binding for all persons.

Break in Service.  “Break in Service” means an Eligibility Computation Period after an Employee’s initial Eligibility Computation Period during which the Employee has completed no Hours of Service with respect to a Participating Employer or Related Employer.

Claims Reviewer.  The “Claims Reviewer” shall be such person who or organizational unit which customarily handles employee benefit matters relating to the Plan as the Administrator shall designate.

Code.  “Code” means the U.S. Internal Revenue Code of 1986 as amended from time to time.

Company.  “Company” means ‘American Crystal Sugar Company’, a Minnesota Corporation.

Covered Compensation.  “Covered Compensation” of a Participant means the average of the social security taxable wage bases in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which the Participant attains (or will attain) the Participant’s Social Security Retirement Age.

In determining the Participant’s Covered Compensation for a Plan Year, the social security taxable wage base for the Plan Year for which the determination is made and any subsequent Plan Years shall be assumed to be the same as the social security taxable wage base in effect for the beginning of the Plan Year for which the determination is made.  The Participant’s Covered Compensation for the Plan Year after the aforesaid 35-year period shall be the Participant’s Covered Compensation for the Plan Year during which the Participant attained the Participant’s Social Security Retirement Age.  The Participant’s Covered Compensation for a Plan Year before the aforesaid 35-year period is the social security taxable wage base in effect as of the beginning of the Plan Year.  The Participant’s Covered Compensation shall be automatically adjusted in accordance with the rules prescribed above.

Covered Employee.  A “Covered Employee” is a person who has met the requirements of Sections 3.1 and 3.2 and has not ceased to be a Covered Employee under Section 3.3 or any other section of the Plan.  An individual who has ceased to be a Covered Employee may again become a Covered Employee as provided in Section 3.4.

Deferred Retirement Date.  If a Participant has reached the Participant’s Normal Retirement Date and has not incurred a Termination of Service on or before that date, the Participant’s “Deferred Retirement Date,” shall be the earlier of the first day of the month coincident with or following the date of such Termination of Service or the first day of the month in which the Participant isn’t credited with the hours specified in Section 4.14(a)(1)(A) or isn’t being credited with hours at a rate of at least 1,000 Hours of Service  per Plan Year.

Domestic Relations Order.  The term “Domestic Relations Order” means any judgment, decree or order (including approval of a property settlement agreement) which:

(1)           relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant, and

(2)           is made pursuant to a State domestic relations law (including a community property law).

Early Retirement Date.  A Participant’s “Early Retirement Date” is the first day of any month before the Participant’s Normal Retirement and on or after the date on which the Participant has attained fifty-five (55) years of age and completed five (5) years of Vesting Service, incurred a Termination of

Service, and elected to commence to receive an early retirement benefit as described in Section 4.2 of this Plan.

Effective Date.  The “Effective Date” of the Plan is described in Section 1.1 of the Plan.

Effective Date of this Restatement.  “Effective Date of this Restatement” means March 1, 2002, although certain provisions are effective on other dates as specifically stated in this document.

Election Period.  In the case of an election to waive the Qualified Joint and Survivor Annuity Form of benefit, a Participant’s “Election Period” shall be the ninety-day period ending on the Participant’s Annuity Starting Date.

Eligibility Computation Period.  “Eligibility Computation Period” means the twelve consecutive month period commencing with the date an Employee first performs an Hour of Service for a Participating Employer or Related Employer.  The Employee’s subsequent “Eligibility Computation Periods” shall be the Plan Years commencing with the Plan Year beginning during the Employee’s initial Eligibility Computation Period.  However, if such Employee incurs a Break in Service before such Employee completes one year of Eligibility Service, then for purposes of this definition the date the Employee first performs an Hour of Service for a Participating or Related Employer after such break shall be deemed to be the date the Employee first performs an Hour of Service for a Participating or Related Employer.

Eligibility Service.  “Eligibility Service” means a period of service accumulated by an Employee determined by crediting the Employee with a one-year period of service for each Eligibility Computation Period during which the Employee is credited with at least 1,000 Hours of Service with a Participating or Related Employer.  Subject to any limits under Section 3.1(b)(2), in determining Eligibility Service, service as an Employee with a Predecessor Employer shall be treated as service with a Participating Employer.

Eligible Beneficiary.  “Eligible Beneficiary” of a Participant shall mean

(1)           the surviving spouse who had been married to the Participant for at least one year prior to the Participant’s death, or

(2)           if there isn’t such a surviving spouse, then, as a group, children of the Participant under age 19 (or under age 22 if a full-time student) unless married.  A child in gestation at the date of the Participant’s death and thereafter born alive shall be considered in being.

Employee.  An “Employee” is a natural person employed in the service of an employer as a common law employee.

Employer.  “Employer” means the employer of an Employee with respect to whom the term is used.

ERISA.  “ERISA” means the Employee Retirement Income Security Act of 1974 and all amendments thereto and revisions thereof.

Final Average Salary.  “Final Average Salary” of a Participant means the average of the Monthly Compensation paid to the Participant during the 60 consecutive months out of the last 120 months of the Participant’s employment prior to the Participant’s Termination of Service date that produce the highest average (or the average for all calendar months of employment if less than 60).

Funding Medium.  The “Funding Medium” shall be the trustees, insurance company or other entity that handles assets of the Plan.

Highly Compensated Employee.

(1)       Effective for years beginning on or after January 1, 1997, a “Highly Compensated Employee” of a Participating Employer for a Plan Year is such individual who:

(A)          is a five percent owner (the definition in Section 416 of the Code shall apply) of the Participating Employer or at least one of its Related Employers during that Plan Year or the prior Plan Year; or

(B)           received earnings from the Participating Employer and its Related Employers in excess of $80,000 during the prior Plan Year.

The $80,000 amount will be adjusted pursuant to Section 414(q)(1) of the Code.

(2)       For purposes of making the determinations under this definition, the following rules shall apply:

(A)          Employees who are nonresident aliens and who do not receive earned income (within the meaning of Section 911(d)(2) of the Code) from the Participating Employer or any of its Related Employers which constitutes income from services within the United States (within the meaning of Section 861(a)(3) of the Code) shall not be treated as Employees of those Employers.

(B)           A former Employee of the Participating Employer or one of its Related Employers shall be treated as a Highly Compensated Employee of the Participating Employer if the former Employee was a Highly Compensated Employee of the Participating Employer when the Employee incurred a Termination of Service or the former Employee was a Highly Compensated Employee of the Participating Employer at any time after attaining age 55.

The determination of who is a former Highly Compensated Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for that determination year, in accordance with Section 1.414(q)-1T, A-4 for the Temporary Income Tax Regulations and Notice 97-75, or later guidance under the Code.

In determining whether an Employee is a Highly Compensated Employee for years beginning in 1997, the amendments to Section 414(q) of the Code are treated as having been in effect for years beginning in 1996.

Hour of Service.

(1)       General Rule.

(A)          An “Hour of Service” is each hour for which an Employee is, directly or indirectly, paid (or entitled to payment) by an Employer for any reason including each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by an Employer.  A back pay Hour of Service shall be allocated to the period or periods to which the award or agreement pertains unless the Employee has otherwise received credit for an Hour of Service for the same period.

(B)           Any hour for which the Employee is being directly or indirectly paid at more than the Employee’s regular rate of pay shall be counted as one Hour of Service.

(C)           The Hours of Service of an Employee who is paid by an Employer for reasons other than for the performance of duties shall be determined in accordance with

Sections 2530.200b-2(b) of the Department of Labor Regulations which is hereby incorporated by reference.  However no more than 501 Hours of Service shall be credited to an Employee for any single continuous period during which the Employee performs no duties, no Hours of Service shall be credited to an Employee for a payment made or due under a plan maintained solely for the purpose of complying with worker’s compensation, unemployment compensation or disability insurance laws, no Hours of Service shall be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee, and an Hour of Service shall not be credited to an Employee under this Subparagraph (C) if it has already been credited to such Employee pursuant to another provision of this definition.

(D)          Hours of Service of an Employee shall be credited to computation periods in accordance with Sections 2530.200b-2(c) of the Department of Labor Regulations which is hereby incorporated by reference.

(E)           For purposes of determining Hours of Service before the date ERISA became applicable to the Plan, an Employer may use whatever records are reasonably available to the Employer and may make such calculations as are necessary to determine the approximate number of such Hours of Service.

(2)       Exception:  Break in Service.  For Plan Years beginning on or after January 1, 1985, in the case of each individual who is absent from service with the Employer for any period by reason of the pregnancy of the individual, by reason of the birth of a child for the individual, by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or for purposes of caring for such child for a period beginning immediately following such birth or placement, the Plan shall treat as Hours of Service, solely for purposes of determining whether a Break in Service has occurred, the following hours:

(A)          the Hours of Service which otherwise would normally have been credited to such individual but for such absence, or

(B)           in any case in which the Plan is unable to determine the hours described in Subparagraph (A) above, eight hours of service per normal work day of absence,

except that the total number of hours treated as Hours of Service under this clause by reason of any such pregnancy or placement shall not exceed 501 hours.  Said hours shall be treated as Hours of Service only in the year in which the absence from work begins, if a Participant would be prevented from incurring such a break in service in such year solely because the period of absence is treated as Hours of Service under this Paragraph (2), or in any other case, in the immediately following year.  For purposes of this Paragraph (3) the term “year” means the period used in determining that Break in Service.  No credit will be given under this Paragraph (3) unless the individual furnishes to the Administrator such timely information as the Administrator may reasonably require to establish that the absence from work is for the reasons described in this Paragraph (2) and the number of days for which there was such an absence.

(3)       Exception:  Employees Who Are Not Compensated By The Hour.  Where an Employee is paid by an Employer other than on an hourly basis, the Employee shall receive credit at the rate of 45 Hours of Service for each week during which the Employee was an Employee and for which the Employee was paid any amount, directly or indirectly, by the Employer for the performance of duties.

(4)       Exception:  Federal Law.  If a law of the United States (including any law relating to credit for time spent in military service) or any rule or regulation duly issued thereunder so requires, Hours of Service shall be added to the total calculated under the prior provisions of this definition and if such law, rule or regulation so permits, an Hour of Service shall be subtracted from said total.

Leased Employee.  A “Leased Employee” includes any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and, prior to 1997, such services are of a type historically performed by employees in the business field of the recipient employer, or, after 1996, such services are performed under primary direction or control by the recipient.

Managing Body.  The term “Managing Body” shall mean the board of directors of the corporation referred to but when used with reference to a partnership or sole proprietorship, it shall mean, respectively, the managing partner or partners (the persons with authority to make decisions for the partnership) or the sole proprietor.

Married for the Required Period.  A Participant shall be considered “Married for the Required Period” if the Participant and the Participant’s spouse had been married throughout the one-year period ending on the date of the Participant’s death.

Monthly Compensation.  “Monthly Compensation” means the monthly rate of compensation being paid by a Participating Employer to a Covered Employee determined for each month in a Plan Year by dividing compensation for the Plan Year through the date of the Participant’s Termination of Service by the number of months during which the Participant is employed by that Employer during that Plan Year.  Effective March 1, 1994, compensation means information required to be reported under Sections 6041 and 6051 (Wages, Tips and Other Compensation Box on Form W-2) of the Code.  It includes wages under Section 3401(a) of the Code and all other payments of compensation to an Employee by the Employee’s Participating Employer for which the Employer is required to furnish the Employee a written statement under Sections 6041(d) and 6051(a)(3) of the Code.  Compensation must be determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 4301(a)(2) of the Code).  Compensation shall not include reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, welfare benefits, per acre profit payments from the Executive Long Term Incentive Plan paid to Highly Compensated Employees and amounts realized by Highly Compensated Employees from the sale of Long Term Incentive Plan rights to bonafide shareholders of the Company.  Notwithstanding the above, compensation shall not be reduced on account of salary reductions which are not includible in the gross income of the Covered Employee under Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code.  For Plan Years beginning on and after March 1, 2002, compensation shall include elective amounts that are not includible in the gross income of the employee by reason of Section 132(f)(4) of the Code.

The amount determined under the prior paragraph of this definition with respect to a Participant for any Plan Year shall not exceed one twelfth (1/12) of $200,000, as adjusted by the Secretary of the Treasury pursuant to Section 401(a)(17) of the Code.  In determining those amounts for a Participant, the rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules the term “family” shall include only the spouse and lineal descendants of the Participant who have not attained 19 years of age before the end of the Plan Year.  If, as a result of those rules, the adjusted $200,000 limitation is exceeded, then, subject to any adjustments provided for in Internal Revenue Service regulations, the limitation shall be prorated among the affected individuals in proportion to each such individual’s basic salary or average monthly commissions as determined under this definition prior to the application of that limitation.

For Plan Years beginning after 1993, the amount determined under the first paragraph of this definition with respect to a Participant for any Plan Year shall not exceed one twelfth (1/12) of $150,000, as adjusted by the Secretary of the Treasury pursuant to Section 401(a)(17) of the Code.  In determining those amounts for a Participant, the rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules the term “family” shall include only the spouse and lineal descendants of the Participant who have not attained 19 years of age before the end of the Plan Year.  If, as a result of those rules, the adjusted $150,000 limitation is exceeded, then, subject to any adjustments provided for in Internal Revenue Service regulations, the limitation shall be prorated among the affected individuals in proportion to each such individual’s basic salary or average monthly commissions as determined under this definition prior to the application of that limitation.

Notwithstanding the prior provisions of this definition, the rules of Section 414(q)(6) shall not be applied in determining the maximum amount which may be taken into account under this definition for Plan Years beginning on and after January 1, 1997.  Further, if Compensation is being determined for any period of less than twelve (12) months during a Plan Year, the annual maximums described in the preceding provisions of this definition shall be reduced in the same proportion as the reduction in the twelve (12) month period.

Normal Form.  The “Normal Form” of benefit is a life annuity, consisting of a monthly pension payable to a Participant on the first day of each month for the Participant’s lifetime which will include a payment for the first day of the month in which the Participant dies.

Normal Retirement Age.  A Participant’s “Normal Retirement Age” is the later of the date the Participant attains age 65 years of age or the fifth anniversary of the first day of the Plan Year in which the Participant commenced participation in the Plan.

Normal Retirement Date.  The “Normal Retirement Date” of a Participant is the first day of the month coinciding with or next following the Participant’s attainment of the Participant’s Normal Retirement Age.

Participant.  “Participant” means an Employee or former Employee of a Participating Employer who is or may become entitled to a benefit under the Plan.  Effective July 2, 1984 for purposes of Section 4.10(b), Participant shall include each individual referred to in that section.  Effective July 1, 1987 for purposes of Section 4.10(e), Participant shall include former nonunion employees and union employees covered under the collectively bargained agreement between the Company and the Distillery, Rectifying and Wine Workers of America.

Participating Employer.  “Participating Employer” means the Company and any other Employer which has adopted the Plan pursuant to the provisions of Article II and is maintaining it in effect.  As of March 1, 2002, United Sugars Corporation and Midwest Agri-Commodities continue to be Participating Employers.

Plan.  “Plan” means the “Retirement Plan A for Employees of American Crystal Sugar Company” as the same is hereby and may hereafter be amended or restated.

Plan Anniversary Date.  “Plan Anniversary Date” means March 1 of each year.

Plan Year.  “Plan Year” means the twelve-month period commencing each March 1.  The records of the Plan shall be kept upon the Plan Year.

Plan Termination Date.  “Plan Termination Date” means the date as of which the Plan is terminated, pursuant to Section 8.1, in total or as to a designated group of Employees, former Employees, Beneficiaries and surviving spouses.

Predecessor Employer.  Any corporation, partnership or sole proprietorship substantially all of the assets of which are acquired by a Participating Employer or are indirectly acquired by a Participating Employer by acquiring the assets of an Employer other than said corporation, partnership or sole proprietorship, or any such entity which merged into or with or is otherwise absorbed by a Participating

Employer, is a “Predecessor Employer” provided that one of the following requirements applies to that Employer or entity:

(1)       a Participating Employer continues to maintain an employee benefit pension plan of such Employer or entity; or

(2)       employment with that Employer or entity is required to be treated as employment with a Participating Employer under regulations prescribed by the Secretary of the Treasury; or

(3)       the Company, in its sole discretion effected on a non-discriminatory basis as to all persons similarly situated identifies that Employer or entity as a Predecessor Employer.

Southern Minnesota Beet Sugar Cooperative is a Predecessor Employer with respect to individuals who were employed by it on September 1, 1978, to the extent that such recognition produces Eligibility Service and Vesting Service for such individuals consistent with the service provided them under the Prior Plan.  The Administrator shall determine whether or not such an Employer is a Predecessor Employer.

Pre-Retirement Survivor Annuity.  “Pre-Retirement Survivor Annuity” means a survivor annuity for the life of the spouse of a Vested Participant under which payments to the spouse equal the amounts which would be payable as a survivor annuity under the Qualified Joint and Survivor Annuity Form (or the Actuarial Equivalent thereof) if:

(1)       in the case of a Participant who dies after the date on which the Participant attained the Participant’s Qualified Early Retirement Date, such Participant had incurred a Termination of Service with an immediate Qualified Joint and Survivor Annuity Form of benefit on the day before the Participant’s date of death, or

(2)       in the case of a Participant who dies on or before the date on which the Participant would have attained the Participant’s Qualified Early Retirement Date, such Participant had:

(A)          incurred a Termination of Service on the date of death,

(B)           survived to the Participant’s Qualified Early Retirement Date,

(C)           incurred a Termination of Service with an immediate  Qualified Joint and Survivor Annuity Form of benefit at the Participant’s Qualified Early Retirement Date, and

(D)          died on the day after the day on which such Participant would have attained the Participant’s Qualified Early Retirement Date.

In the case of a Participant who incurred a Termination of Service before the date of the Participant’s death, Subsection (2)(A) shall not apply.

Prior Plan.  If this Plan is adopted by a Participating Employer as an amendment or continuation of another plan, then the amended or continued plan as it existed immediately before the amendment or continuation shall be a “Prior Plan.”  Further, the Plan as it existed on the day before the Effective Date of this Restatement shall be considered a Prior Plan.

Qualified Domestic Relations Order.

(1)       General Rule.  The term “Qualified Domestic Relations Order” means a Domestic Relations Order:

(A)          which creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan, and

(B)           with respect to which the requirements described in the remainder of this definition are met.

(2)       Specification of Facts.  A Domestic Relations Order shall be a Qualified Domestic Relations Order only if the order clearly specifies:

(A)          the name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order,

(B)           the amount or percentage of the Participant’s benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined,

(C)           the number of payments or period to which such order applies, and

(D)          each plan to which such order applies.

(3)       Further Requirements.  A Domestic Relations Order shall be considered a Qualified Domestic Order only if such order:

(A)          does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan,

(B)           does not require the Plan to provide increased benefits (determined on the basis of Actuarial Equivalents), and

(C)           does not require payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

(4)       Exception For Payments After Early Retirement Date.  A Domestic Relations Order shall not be treated as failing to meet the requirements of Subparagraph (3)(A) above solely because such order requires that payment of benefits be made to an Alternate Payee:

(A)          on or after the date on which the Participant attains (or would have attained) the Participant’s Qualified Early Retirement Date,

(B)           as if the Participant had incurred a Termination of Service on the date on which such payment is to begin under such order (but taking into account only the present value of the benefits actually accrued and not taking into account the present value of any Employer subsidy for early retirement benefits), and

(C)           in any form in which such benefits may be paid under the Plan to the Participant [other than in the Qualified Joint and Survivor Annuity Form with respect to the Alternate Payee and his or her subsequent spouse].

For purposes of Subparagraph (B) above, the interest rate assumption used in determining the present value shall be an interest rate specified in the definition of Actuarial Equivalent which is identified for determining such a value or, if no rate is specified, five percent (5%).

When making calculations of a lump sum which is payable to an Alternate Payee or of the portion of a Participant’s benefit which is being paid to the Alternate Payee in that form, those calculations shall be made using the assumptions described in the definition of Actuarial Equivalent.

(5)       Orders Prior to January 1, 1985.  Generally, a Domestic Relations Order cannot be a Qualified Domestic Relations Order until January l, 1985.  However, in the case of a Domestic Relations Order entered before such date, the Administrator:

(A)          shall treat such order as a Qualified Domestic Relations Order if such Administrator is paying benefits pursuant to such order on such date, and

(B)           may treat any other order entered before such date as a Qualified Domestic Relations Order even if such order does not meet the requirements set forth above.

Qualified Early Retirement Date.  A Participant’s “Qualified Early Retirement Date” is the Participant’s earliest possible Early Retirement Date.

Qualified Joint and Survivor Annuity Form.  “Qualified Joint and Survivor Annuity Form” means an annuity payable on the first day of each month to a Participant and continuing after the Participant’s death to the Participant’s spouse, if the spouse survives the Participant, but in an amount equal to 50% of the monthly benefit payable to the Participant, with the provision that the benefit shall end on the first day of the month in which occurs the death of the last to die of the Participant and the Participant’s spouse.  Such annuity shall be the Actuarial Equivalent of the Normal Form of annuity for the life of the Participant which would otherwise be payable to the Participant.  In determining that Actuarial Equivalent, the assumptions and factors specified in Section III of the Joint and Survivor Option Factors Table of Appendix A shall be used.  For purposes of this definition, “spouse” means the Participant’s spouse as of the Participant’s Annuity Starting Date even if the Participant and that spouse are not married on the date of the Participant’s death.

Related Employer.  A “Related Employer” is an Employer which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code, as amended from time to time) which includes a Participating Employer, which is a trade or business under common control (as defined in Section 414(c) of the Code, as amended from time to time) with other trades or businesses including a Participating Employer, which is part of an affiliated service group (as defined in Section 414(m) of the Code) which includes a Participating Employer, or any other entity which is treated as a single employer with a Participating Employer under Section 414(o) of the Code.  For purposes of counting Hours of Service, an Employer will only be treated as a Related Employer of a Participating Employer during periods when the prior sentence applies to that Employer.

Social Security Retirement Age.  “Social Security Retirement Age” means a Participant’s retirement age under Section 216(l) of the Social Security Act determined without regard to the age increase factor under such section as if the early retirement age under paragraph (2) of that section were 62.

Termination of Employment.  Except as otherwise expressly provided elsewhere in the Plan, a “Termination of Employment” of an Employee occurs whenever that person’s status as an Employee of an Employer ceases for any reason other than the Employee’s death.  Any Employee who does not return to work for the Employee’s employer after the expiration of an authorized leave of absence shall be deemed to have terminated that person’s status as an Employee of that employer when such leave ends.

Termination of Service.  A “Termination of Service” of an Employee shall occur whenever the Employee has incurred a Termination of Employment with each Participating Employer and each Related Employer or has otherwise ceased to be employed by all of those Employers.

Vested.  “Vested” means nonforfeitable, that is, a claim which is unconditional and legally enforceable against the Plan obtained by a Participant or the Participant’s Beneficiary to that part of an immediate or deferred benefit under the Plan which arises from the Participant’s Vesting Service.

Vesting Service.

(1)           Service after February 29, 1976.  After February 29, 1976, a Participant shall receive credit for one full year of “Vesting Service” for each Plan Year in which the Participant had at least 1,000 Hours of Service for a Participating Employer or Related Employer.

(2)           Service Prior to March 1, 1976.  The Vesting Service to be credited for service prior to March 1, 1976, shall be the Participant’s last period of continuous employment with the Participating Employers and Related Employers prior to March 1, 1976 rounded to the nearest year.

(3)           Exception:  Predecessor Employer.  Service as an Employee with a Predecessor Employer shall be treated as service with a Participating Employer for purposes of this definition.

(4)           Exception:  Change in Plan Year.  In the event the Plan Year is changed to a new twelve-month period, Employees shall receive credit for Vesting Service, in accordance with the preceding provisions of this definition, for each of the Plan Years (the old and new Plan Years) which overlap as a result of such change.

Section 1.3.            Interpretation.  Wherever appropriate, the singular number shall include the plural and the plural shall include the singular.  The masculine gender shall include the feminine gender.  Compound words beginning with the prefix “here” shall be read as referring to this entire instrument and not merely to the part of it in which they occur.

Section 1.4.            Applicable Law, Statute of Limitations.  The Plan and Trust are intended to be construed, and all rights and duties are to be governed, in accordance with the laws of the State of Minnesota, except as preempted by ERISA.  Unless ERISA specifically provides otherwise, no civil action arising out of, or relating to, this Plan or Trust, including a civil action authorized by Section 502(a) of ERISA, may be commenced by a Participant or Beneficiary after the earlier of:

(a)       three years after the occurrence of the facts or circumstances that give rise to, or form the basis for such action; or

(b)       one year from the date the plaintiff had actual knowledge of the facts or circumstances that give rise to, or form the basis for, such action,

except that in the case of fraud or concealment, such action may be commenced not later than three years after the date of discovery of the facts or circumstances that give rise to, or form the basis for, such action.

Section 1.5.            Rule of Construction.  The Company intends the Plan to qualify under the provisions of ERISA including Section 401(a) of the Code as amended by ERISA, or of any comparable section of any future legislation that amends, supplements, or supersedes such section and/or ERISA, and all provisions of the Plan are to be construed and applied in a manner that is consistent therewith.

ARTICLE II.
Participating Employers

Section 2.1.            Eligibility.  In order to be eligible to adopt the Plan, an Employer must be designated as eligible by the Administrator, as evidenced by written designation prepared by the Administrator and delivered to such Employer.  The written designation may specify the date as of which such Employer’s participation may become effective and the terms and conditions, if any, under which and the extent to which employment with and remuneration from such Employer, its predecessor or affiliates shall be taken into account under the Plan.  It may also specify the divisions, plants or other units of Employees of such Employer whose members are eligible to become Covered Employees.

Section 2.2.            Commencement of Participation.  An eligible Employer may adopt the Plan by resolution duly adopted by its Managing Body, as evidenced by copies thereof certified by its secretary or assistant secretary (or other authorized person) and delivered to the Administrator.  Upon such delivery to the Administrator of certified copies of that resolution, the Employer shall become a Participating Employer effective upon the later of the date specified in that resolution or the written designation of the Administrator.  If no date is specified in such resolution or written designation, the eligible Employer shall become a Participating Employer as of the first day of the first Plan Year subsequent to the date on which all such resolutions have been duly adopted.

Section 2.3.            Termination of Participation.

(a)           In addition to the other methods of termination of Plan participation specified in Article VIII, any Participating Employer (other than the Company) may withdraw from participation in the Plan at any time by giving the Administrator 30 days’ written notice.  The Administrator may terminate the participation in the Plan of any Participating Employer (other than the Company) by giving the Participating Employer 30 days’ written notice.  The termination or partial termination of participation in the Plan by any Participating Employer (or with respect to a group of its Employees, former Employees or their Beneficiaries) may also take place by operation of law.  Such withdrawal or termination shall be deemed a termination or partial termination of the Plan (as applicable) as to such Participating Employer unless the Plan is continued under an agreement other than this Agreement by the Participating Employer or by an acquiring Employer described in Article VIII.  A transfer of assets to a successor plan may occur as provided in Section 11.2 of the Plan.

(b)           The Administrator shall notify the Pension Benefit Guaranty Corporation of the termination of participation in the Plan of any Participating Employer that is a “substantial employer” within 60 days after the effective date of such termination (see Section 4063 of ERISA).  For purposes of this section, a “substantial employer” is one which has made contributions under the Plan either for each of the two immediately preceding Plan Years or for each of the second or third preceding Plan Years equaling or exceeding ten percent of all Employer contributions made under the Plan for each of such years.  All Employers who are members of a controlled group of corporations or are trades or businesses under common control (as described in the definition of Related Employer) shall constitute a single Employer for purposes of that definition.

Section 2.4.            Recordkeeping and Reporting.  Each Participating Employer shall furnish to the Administrator the information with respect to each of its Employees necessary to enable the Administrator to maintain records sufficient to determine the benefits due to or which may become due to such Employees and to give those Employees the reports required by law.

Section 2.5.            Requirements Concerning Participating Employers.

(a)           If the Funding Medium is a trust, the trustee of that trust may, but shall not be required to, commingle, hold and invest as one trust fund all contributions made by Participating Employers, as well as all increments thereof.

(b)           The transfer of any Participant from or to a Participating Employer, whether the Participant be an Employee of the Company or another Participating Employer, shall not affect such Participant’s rights under the Plan, and the Participant’s Accrued Benefit as well as the Participant’s accumulated service time with the transferor or predecessor and the Participant’s length of participation in the Plan, shall continue to the Participant’s credit.

(c)           Any contributions made by a Participating Employer, as provided for in this Plan, shall be paid to and held by the Funding Medium for the exclusive benefit of the Employees of such Participating Employer and the Beneficiaries of such Employees, subject to all terms and conditions of this Plan.  On the basis of information furnished by the Administrator, the Funding Medium shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the Accrued Benefits of the Participants of each Participating Employer.  The Funding Medium may, but need not, register contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in any event of Employee transfer from one Participating Employer to another, the employing Employer shall immediately notify the Funding Medium thereof.

(d)           In the event of Termination of Service of any transferred Employee, any portion of the accrued benefit of such Employee which has not been Vested under the provisions of this Plan shall be allocated by the Funding Medium at the direction of the Administrator to the respective equities of the Participating Employers for whom such Employee has rendered service in the proportion that each Participating Employer has contributed toward the benefits of such Employee. The amount so allocated shall be retained by the Funding Medium and shall be used to reduce the contribution by the respective Participating Employer, for the next succeeding year or years.

(e)           Any expenses of the Plan which are to be paid by the Company or borne by the Funding Medium shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such employer bears to the total standing to the credit of all Participants.

Section 2.6.            Designation of Agent.  Each Participating Employer shall be deemed to be a party to this Plan; provided, however, that with respect to all of its relations with the Funding Medium and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Company as its agent.

Section 2.7.            Employee Transfers.  It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with the Participant the Participant’s accumulated service and eligibility. No such transfer shall effect a Termination of Service hereunder, and the Participating Employer to which the Employee transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

Section 2.8.            Administrator’s Authority.  The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

ARTICLE III.
Participants

Section 3.1.            Eligibility.

(a)       Except as otherwise provided in Section 3.1(b), each Employee of a Participating Employer who has attained age 21 and completed one (1) year of Eligibility Service may become a Covered Employee.

(b)       The following provisions are exceptions to the eligibility provisions of Section 3.1(a):

(1)           If an Employee is in a unit of Employees covered by a collective bargaining agreement which does not provide that Employees in the unit shall be covered by the Plan and if there is evidence that retirement benefits were the subject of good faith bargaining between the representatives of such unit and the Employer, the Employee shall not be eligible to become a Covered Employee.

(2)       If an Employee is employed in a division, plant or other unit acquired by a Participating Employer after the later of the Effective Date of this Restatement or the date this Plan is adopted as an amendment or continuation of a Prior Plan of that Participating Employer, the Employee shall not be eligible to become a Covered Employee unless the Participating Employer designates as eligible the class of employees to which the Employee belongs and the terms and conditions under and the extent to which employment with and remuneration from such division, plant or other unit shall be taken into account under the Plan.  Those terms and conditions shall apply to such Employee until subsequently modified under the terms of this Plan.  The Participating Employer may with the consent of the Administrator designate the former Employer of the Employees of such division, plant or other unit as a Predecessor Employer and may indicate the extent to which service with that Employer will be treated as employment with a Participating Employer for purposes of determining Eligibility, Vesting and Accrual Service.

(3)       If an Employee does not complete an Hour of Service for a Participating Employer or Related Employer on or after January 1, 1988, the Employee must not have attained sixty years of age by the date from which the Employee’s Vesting Service is measured to have become a Covered Employee.

(4)       If the resolution under which the Employee’s Employer became a Participating Employer specifies the class, division, plant location or unit of Employees of such Participating Employer who are eligible to become Covered Employees, the Employee must be employed in such class, division, plant, location or unit of Employees of such Participating Employer to be eligible to become a Covered Employee.

(5)       If the Employee is covered by another pension plan to which a Participating Employer contributes the Employee shall not be eligible to become a Covered Employee.

(6)       A Leased Employee shall not be eligible to become a Covered Employee.

Section 3.2.            Commencement of Participation.

(a)           On and after the Effective Date of this Restatement, an Employee shall become a Covered Employee as of the earlier of the March 1 or September 1 following the date that the Employee first meets the requirements of Section 3.1.

(b)           If this Plan is adopted by a Participating Employer as an amendment or continuation of a Prior Plan, each Employee of the Participating Employer who immediately before the date this Plan became effective as to that Employer was a participant or was eligible to become a participant in said Prior Plan shall be a Participant in this Plan as of said date.  In addition, each such Employee who on said date is not excluded from eligibility under Section 3.1(b) shall be a Covered Employee.

(c)           Notwithstanding the prior provisions of this section, to become a Covered Employee, an Employee must sign such application forms and furnish such information as the Administrator may reasonably require for the proper administration of the Plan.  Such forms may contain the Employee’s agreement to participate in the Plan.  An Employee who has met the eligibility requirements of Section 2.1 and completed said forms shall become a Covered Employee as of the date described in Section 3.2(a).

(d)           In the event an Employee who has been excluded from eligibility under Section 3.1(b) ceases to be so excluded, such Employee shall become a Covered Employee immediately if the Employee has satisfied the requirements of Section 3.1(a) and this section and would have otherwise previously become a Covered Employee.

Section 3.3.            Termination of Active Participation.

(a)           A Participant shall cease to be a Covered Employee upon the Participant’s Termination of Employment with all Participating Employers or the Participant’s death, by reason of ceasing to meet the requirements under Section 3.1 to be eligible to become a Covered Employee, by the termination of the Plan, or by operation of law.

(b)           A Covered Employee, upon written request delivered to the Administrator, may terminate the Participant’s active participation in the Plan.  Upon such termination the Participant shall not receive further credit for Accrual Service.  Having once terminated the Participant’s active participation in the Plan, the Participant may not again become a Covered Employee unless the Participant delivers written revocation of said termination to the Administrator and again meets the requirements of Sections 3.1 and 3.2.

Section 3.4.            Return to Active Participation.  Subject to Section 3.3, an Employee who has incurred a Termination of Employment by all Participating Employers or has otherwise ceased to be a Covered Employee shall again become a Covered Employee as of the first day after such Termination of Employment or other occurrence which causes the Participant to cease to be a Covered Employee on which such Employee first performs an Hour of Service for a Participating Employer and is not excluded from eligibility to become a Covered Employee under Section 3.1.

Section 3.5.            Limitation Respecting Employment.  Neither the fact of the establishment of the Plan nor the fact that an Employee has become a Covered Employee shall give that person any right to continued employment; neither shall either fact limit in any way the right of a Participating Employer to discharge or deal otherwise with an Employee without regard to the effect which such treatment may have upon the Employee’s rights under the Plan.

ARTICLE IV.
Benefits Under the Plan

Section 4.1.            Normal Retirement Benefit.  A Participant who incurs a Termination of Service on or after the Participant’s Normal Retirement Age and on or before the Participant’s Normal Retirement Date shall be entitled to a normal retirement benefit.  The monthly amount of the normal retirement benefit of a Participant shall be equal to the Participant’s Accrued Benefit determined as of the Participant’s Normal Retirement Date.  It shall be payable in the Normal Form commencing on the Participant’s Normal Retirement Date.

Section 4.2.            Early Retirement Benefit.

(a)           A Participant who incurs a Termination of Service having reached the Participant’s earliest possible Early Retirement Date shall be entitled to an early retirement benefit consisting of a monthly pension payable in the Normal Form commencing on the Participant’s Early Retirement Date.  If such Participant desires to receive an early retirement benefit, the Participant must elect on a form provided by the Administrator to receive that benefit commencing on a first day of a month subsequent to the election which shall be the Participant’s Early Retirement Date.

(b)           The Participant’s early retirement benefit shall be equal to the Participant’s Accrued Benefit determined as of the Participant’s Early Retirement Date reduced for payment prior to the Participant’s Normal Retirement Date.  The rate of reduction will be 6.6 percent per year for the first two years that the Participant’s Early Retirement Date precedes the first day of the month following the date the Participant reaches age 62 and 3.3 percent per year for the next five years that the Participant’s Early Retirement Date precedes the Participant’s Normal Retirement Date.  However, if a Participant does not elect to have the early retirement benefit begin on the first day of the month following the Participant’s Termination of Service, the rate of reduction will be 6.6 percent per year for the first five years that the Participant’s Early Retirement Date precedes the Participant’s Normal Retirement Date and 3.3 percent per year for the next five years that the Participant’s Early Retirement Date precedes the Participant’s Normal Retirement Date.  If the period of time by which the Participant’s Early Retirement Date precedes the Participant’s Normal Retirement Date includes a fraction of a year, the percentage otherwise applicable to such fractional year will be reduced prorata based on the number of days in a year.  Notwithstanding the preceding provisions of this Subsection (b), if the Participant has incurred a Termination of Service and the Participant’s earliest possible Early Retirement Date upon incurring that Termination of Service is on or after age 62, and if the Participant elects that earliest possible Early Retirement Date, then there shall be no reduction.

Section 4.3.            Deferred Retirement Benefit.  A Participant who has reached the Participant’s Normal Retirement Date and has not incurred a Termination of Service shall be entitled to a deferred retirement benefit commencing on the Participant’s Deferred Retirement Date.  The monthly amount of the deferred retirement benefit shall be equal to the Participant’s Accrued Benefit determined as of the Participant’s Deferred Retirement Date.  The Participant’s deferred retirement benefit shall be payable in the Normal Form and shall commence on the Participant’s Deferred Retirement Date.  In the case of any Participant who reaches age 70 ½ in 1996, or later, and has not commenced a distribution consistent with Section 4.13(c), such Participant’s deferred retirement benefit as of the Participant’s Annuity Starting Date shall not be less than the Actuarial Equivalent of the Participant’s deferred retirement benefit as of April 1 following the year in which the Participant reaches age 70 ½, plus the Actuarial Equivalent of any additions to the Participant’s deferred retirement benefit subsequent to that date, less the Actuarial Equivalent of any distributions made to the Participant after that date.

Section 4.4.            Termination Benefit.

(a)           A Participant who has completed at least five (5) years of Vesting Service and incurs a Termination of Service, and who is not entitled to any of the benefits described in the preceding provisions of this Article, shall be entitled to a termination benefit consisting of a monthly pension payable, unless the Participant makes the election provided by Subsection (e), in the Normal Form commencing on the Participant’s Normal Retirement Date.

(b)           A Participant who is otherwise entitled to receive a termination benefit may elect to begin to receive it on the first day of any month on or following the date the Participant attains the age and years of Vesting Service needed to satisfy the Early Retirement Date requirements applicable to the Participant.  Said benefit shall also be paid in the Normal Form.

(c)           If the payment of the Participant’s pension commences with the first day of the month beginning with the Participant’s Normal Retirement Date, the Participant’s termination benefit shall be equal to the Participant’s Accrued Benefit.

(d)           If the payment of the Participant’s pension commences when provided under Subsection (b), the monthly amount of the Participant’s termination benefit shall be the Participant’s Accrued Benefit as of the date the Participant incurs such Termination of Service, reduced for payment prior to the Participant’s Normal Retirement Date.  The rate of reduction will be 6.6 percent per year for the first five years that the Participant’s Annuity Starting Date precedes the Participant’s Normal Retirement Date and 3.3 percent per year for the next five years that the Participant’s Annuity Starting Date precedes the Participant’s Normal Retirement Date.  If the period of time by which the Participant’s Annuity Starting Date precedes the Participant’s Normal Retirement Date includes a fraction of a year, the percentage otherwise applicable to such fractional year will be reduced prorata based on the number of days in a year.

(e)           A Participant who qualifies under Subsection (b) may elect to begin receiving the payment of the benefit to which the Participant is entitled under this section by submitting to the Administrator a written statement which describes the Participant’s benefit under this section and the date it would otherwise commence, and specifies that the Participant elects to begin receiving the payment of the Participant’s benefit on the first day of a month allowed by Subsection (b).

Section 4.5.            February 28, 2002 Benefits.  Any benefits being paid under the Plan as it existed on February 28, 2002 shall continue to be paid in the same amount and form as in effect on that date.  Further, any deferred Vested benefits which existed on that date shall be determined under the Plan as it existed on that date and shall be payable under the terms of this Plan.

Section 4.6.            Minimum Benefits.

(a)           General Minimum Benefit.  In no event will the benefit determined for a Participant under Sections 4.1, 4.2, 4.3, 4.4, or 4.5 and payable as of the Participant’s Normal Retirement Date be less than the accrued benefit under the Plan as of February 29, 1976.

(b)           Minimum Normal Retirement Benefit.  In no event will the benefit determined according to Section 4.1 for a Participant who was a member as of August 31, 1974, in the “Retirement Plan for Employees of American Crystal Sugar Company Not Covered Under Collective Bargaining Agreements,” and who ceases to be a Covered Employee at or after the Participant’s Normal Retirement Date, be less than one-twelfth of the annual retirement benefit the Participant would have received under the Plan (as in effect on August 31, 1974) had the Participant retired on the Participant’s Normal Retirement Date and the Participant’s salary as defined in the Plan (as in effect on August 31, 1974) continued at the rate of compensation in effect on March 1, 1974.

(c)           Minimum Early Retirement Benefit.  In no event will the benefit determined according to Section 4.3 (for a Participant who was a Member as of August 31, 1974, in the “Retirement Plan for Employees of American Crystal Sugar Company Not Covered Under Collective Bargaining Agreements”) and who ceases to be a Covered Employee prior to the Covered Employee’s Normal Retirement Date, be less than one twelfth of the annual retirement benefit the Covered Employee would have received under the Plan (as in effect on August 31, 1974) had the Covered Employee ceased to be an Eligible Employee on the last day of the plan year (but not later than the Covered Employee’s Normal Retirement Date), in which the Covered Employee ceased to be a Covered Employee and the Covered Employee’s salary as defined in the Plan (as in effect on August 31, 1974) continued at the rate of compensation in effect on March 1, 1974.

Section 4.7.            Maximum Benefits.

(a)           In no event shall the amount of the annual benefit payable with respect to a Participant from this Plan exceed the maximum permissible amount.  If any Participant isn’t and has never been a participant in another defined contribution or defined benefit plan maintained by a Participating Employer or a Related Employer, and the Participant’s annual benefit exceeds the maximum permissible amount, it shall be reduced so that the annual benefit will equal the maximum permissible amount.

In the event that the annual pension benefit otherwise payable to a Participant who has incurred a Termination of Service has been limited by the dollar limitation of the definition of maximum permissible amount, such limited annual pension benefit shall be increased in accordance with any automatic cost-of-living adjustments in such dollar limitation made pursuant to that definition.

(b)           If a Participant is, or has ever been, covered under more than one defined benefit plan maintained by a Participating Employer or a Related Employer, the sum of the Participant’s annual benefits from all such plans may not exceed the maximum permissible amount.  That limitation shall be met by limiting benefits under this Plan.

(c)           Provided that no Participating Employer and no Related Employer has at any time maintained a defined contribution plan in which the Participant participated, the limitation in Subsection (a) or (b) shall be deemed satisfied if the annual benefit (or sum of annual benefits) payable to the Participant is not more than One Thousand Dollars ($1,000.00) multiplied by the Participant’s years of Vesting Service (not to exceed ten such years).  To the extent provided in Internal Revenue Service regulations, this subsection shall be applied separately with respect to each change in the benefit structure of the applicable plan or plans.

(d)       In the case of a Participant who is also participating in a defined contribution plan to which the Participant’s Participating Employer or one of its Related Employers contributes, the sum of the Participant’s defined contribution plan fraction and defined benefit plan fraction shall not exceed 1.0 in any limitation year.  That limitation shall be met by limiting benefits under this Plan but only if contributions are not limited under the defined contribution plan in order to meet that limitation.  This subsection shall cease to apply in limitation years beginning after December 31, 1999, with respect to Participants who are credited with one Hour of Service for a Participating Employer after that date.

(e)       The limitations of this Section apply to limitation years beginning after December 31, 1986.  Limitations for prior limitation years shall be governed by the Plan as it existed on December 31, 1988.

(f)       The terms defined below have the following meanings for purposes of this section:

(1)       The term “annual additions” means the sum of the following amounts credited to the account of a Participant for a limitation year:

(A)          contributions by a Participating Employer or a Related Employer;

(B)           forfeitures; and

(C)           nondeductible Employee contributions.

For the sole purpose of applying the dollar limit on annual additions, any contribution by a Participating Employer or Related Employers allocated in years beginning after March 31, 1984 to a medical account established under Section 401(h) of the Code for a Participant under any pension or annuity plan, shall be treated as an “annual addition” to a defined contribution plan.  Also, for the same purpose, in the case of a key employee as defined in the top-heavy section of this Plan, any contribution by a Participating Employer or a Related Employer allocated in limitation years beginning after 1985 on the Participant’s behalf to a separate account in a funded welfare benefit plan established for the purpose of providing post-retirement medical benefits shall be considered an “annual addition”.  “Annual addition” shall not include rollover contributions, repayments of loans, repayment of amounts to a plan by a Participant and transfers of employee contributions from one qualified plan to another.

(2)       The term ‘annual benefit’ means a benefit which is payable annually in the form of a straight life annuity.  Except as otherwise provided in this definition, a benefit payable in a form other than a straight life annuity must be adjusted to an actuarially equivalent straight life annuity before applying the limitations of this section.  The interest rate assumption used to determine actuarial equivalents shall be the greater of the interest rate utilized under the definition of Actuarial Equivalent or five (5) percent; provided, however, on and after March 1, 2000, for purposes of making an adjustment from a form of benefit which is subject to Section 417(e)(3) of the Code (such as a lump sum distribution), that interest rate assumption shall not be less than the annual rate of interest on 30 year Treasury securities, or on a substitute for those securities, as specified by the Commissioner of the Internal Revenue Service for the December immediately preceding the first day of the Plan Year during which the applicable Participant’s Annuity Starting Date occurs.  The annual benefit does not include any benefits attributable to Employee contributions or rollover contributions, or the assets transferred from a plan qualified under Section 401(a) of the Code that was not maintained by a Participating Employer or a Related Employer.  No actuarial adjustment to the benefit is required for (A) the value of a Qualified Joint and Survivor Annuity Form of benefit, (B) the value of ancillary benefits which are not directly related to retirement income benefits and (C) the value of post-retirement cost of living increases made in accordance with applicable regulations.  On and after the first day of the limitation year beginning in 2000, the mortality assumptions used for determining an actuarial equivalent shall be based upon the ‘applicable mortality table’ prescribed by the Secretary of the Treasury in accordance with Section 417(e)(3) of the Code and regulations and rulings issued pursuant thereto (which as of January 1, 1995, is based upon a fixed blend of 50% of the male mortality rates and 50% of the female mortality rates from the 1983 Group Annuity Mortality Table and as of December 31, 2002, for purposes of benefit payments commencing on or after that date, is the table prescribed in Rev. Rul. 2001-62).  Prior to that day, mortality was determined (for that purpose) using the 1983 Group Annuity Mortality Table.  The mortality decrement shall be taken into account to the extent provided in IRS Notice 83-10, 1983-C.B. 536 or its replacement.

(3)           The term “compensation” includes the sum of all remuneration as an Employee received from the Participating Employers and all Related Employers (A) which constitutes wages, salaries, or other amounts received for personal services, (B) which constitutes income from sources from outside of the United States otherwise excluded from the Employee’s gross income for U.S. Income Tax purposes and (C) which constitutes additional amounts (other than those previously referred to in this subsection) described in Section 1.415-2(d)(1) of the Department of Treasury Regulations as amended from time to time.  The term “compensation” excludes all amounts described in Department of Treasury Regulations Section 1.415-2(d)(2) as amended from time to time.  The determination of “compensation” shall be made in accordance with Section 415(c)(3) of the Code and the regulations thereunder.  For Plan Years beginning after December 31, 1997, “compensation” includes amounts which are contributed to a plan by one of such Employers pursuant to a salary reduction agreement with a Participant and which are not includable in the gross income of such Participant under Section 125, 402(e)(3), 402(h)(1)(B), 403(b), or 457(b) of the Code, and Employee contributions described in Section 414(h)(2) of the Code which are treated as contributions by an Employer.  For limitation years beginning on and after January 1, 2001, for purposes of applying the limitations described in this section, compensation paid or made available during such limitation years shall include elective amounts that are not includible in the gross income of the employee by reason of Section 132(f)(4) of the Code.

(4)           The term “current accrued benefit” means a Participant’s annual benefit (including optional benefit forms) accrued as of the end of the last limitation year beginning before 1987, but determined without regard to changes in the Plan after May 5, 1986 or cost of living increases under the Plan.

(5)           The term “defined benefit fraction” means a fraction, the numerator of which is the sum of the Participant’s projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by a Participating Employer or a Related Employer, and the denominator of which is the lesser of 1.25 times the dollar limitation in effect for the limitation year under Section 415(b)(1)(A) of the Code or 1.4 times the defined benefit plan compensation limitation (under said Section 415) for that limitation year.  However, the denominator of that fraction will not be less than 1.25 times the Participant’s current accrued benefit.

(6)           The term “defined contribution fraction” means a fraction, the numerator of which is the sum of the annual additions to the Participant’s account under all the defined contribution plans (whether or not terminated) maintained by a Participating Employer or a Related Employer for the current or prior limitation years and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years during which the Participant completed a year of Vesting Service.  The maximum aggregate amount in any limitation year is the lesser of 1.25 times the dollar limitation in effect under Section 415(c)(1)(A) of the Code or thirty-five percent (35%) of the Participant’s compensation for such year.  However, at the election of the Administrator, the amount taken into account for all limitation years ending before January 1, 1983 when computing the denominator may be an amount equal to the denominator which would have been determined for the limitation year ending in 1982 (under the applicable law as in effect for that limitation year) multiplied by the transition fraction.  The transition fraction means the fraction, the numerator of which is the lesser of $51,875 or 1.4 multiplied by 25% of the compensation of the Participant for the limitation year ending in 1981 and the denominator of which is the lesser of $41,500 or 25% of the compensation of the Participant for the limitation year ending in 1981.  Further, if the Participant was covered in one or more defined contribution plans maintained by a Participating Employer or a Related Employer which were in existence for the last limitation year beginning before 1987, and which satisfied the requirement of Section 415 of the Code for that limitation year, the numerator of the defined contribution fraction would be adjusted as specified in Internal Revenue Service regulations, if the sum of that fraction and the defined benefit fraction otherwise exceed 1.0 under the terms of this Plan.

(7)       The term “highest average compensation” means the average compensation for the three consecutive calendar years of service with a Participating Employer or a Related Employer that produces the highest average.

(8)       The term “limitation year” means the Plan Year.

(9)       (A)          The term “maximum permissible amount” means the lesser of $90,000 or 100% of the Participant’s highest average compensation.  If the annual benefit commences before the Participant’s Social Security Retirement Age, the maximum permissible amount may not exceed the lesser of the actuarial equivalent of a $90,000 annual benefit beginning at that age or the Participant’s highest average compensation.  The actuarial adjustment will be made in accordance with Internal Revenue Service regulations.

(B)           To determine the actuarial equivalents referred to in subparagraph (A) above, the regulations referred to in that subparagraph indicate that if the benefit is payable at or after age 62 and before the Participant’s Social Security Retirement Age (“SSRA”) the dollar limitation at the Participant’s SSRA is reduced by 5/9 of 1% for each of the 36 months by which benefits commence before the month in which the Participant’s SSRA is attained, and by 5/12 of 1% for each additional month.  However, if the age at which the benefit is payable is less than age 62, the dollar limitation is further reduced so that the limitation is actuarially equivalent to the limitation at age 62.  Effective on and after March 1, 2000, the reduced dollar limitation, in that case, is the lesser of the Actuarial Equivalent amount (the interest rate shall be 5%) or the equivalent amount computed using 5% interest and the ‘applicable mortality table’ described below.  Prior to such date, the assumptions used to determine that reduced dollar limitation were those used under the Plan as it existed immediately before the amendment that added the provisions concerning the ‘applicable mortality table.’

(C)           If the annual benefit commences after the Participant’s Social Security Retirement Age, the benefit may not exceed the lesser of the actuarial equivalent of a $90,000 annual benefit beginning at age 65 or the Participant’s highest average compensation.  Effective on and after March 1, 2000, that actuarial equivalent shall be the lesser of the equivalent amount computed using Actuarial Equivalents (mortality shall be determined under the 1983 Group Annuity Mortality Table and the interest rate shall be the interest rate under the definition of Actuarial Equivalent) or the amount computed using five percent (5%) interest and the “applicable mortality table” described below.  Prior to that date, the rules of the Plan as in effect before that date shall be used to make that determination.

(D)          Each applicable January 1st, the $90,000 limitation above will be automatically adjusted to the new dollar limitation determined by the Commissioner of

Internal Revenue for the calendar year beginning on that date.  The new limitation will apply to limitation years ending with the calendar year of the date of the adjustment.

(E)           Notwithstanding the above, the maximum permissible amounts applicable to a Participant shall not be less than the Participant’s current accrued benefit.  Further, if the annual benefit commences when the Participant has less than ten years of Vesting Service with a Participating or Related Employer, the percentage limitation portion of the maximum permissible amount otherwise defined shall be reduced by one-tenth for each year of Vesting Service less than ten and, if it commences when the Participant has less than ten years of participation in the Plan, the dollar limitation portion of the maximum permissible amount shall be reduced by one-tenth for each year of participation less than ten.  To the extent provided in regulations the last two sentences shall be applied separately to each change of benefit structure of a plan.

(F)           For purposes of this Paragraph (9), on and after the first day of the first limitation year beginning in 1995, the mortality assumptions shall be based upon the mortality table (the ‘applicable mortality table’) prescribed by the Secretary of Treasury pursuant to Section 415(b)(2)(E) of the Code (which as of the first day of the limitation year beginning in 1995 shall be based on a fixed blend of 50% of the male mortality rates and 50% of the female mortality rates from the 1983 Group Annuity Mortality Table and as of December 31, 2002, for purposes of benefit payments commencing on or after that date, is the table prescribed in Rev. Rul. 2001-62).  The mortality decrement shall be taken into account to the extent provided in IRS Notice 83-10, 1983-1 C.B. 536 or its replacement.

(10)      The term “projected annual benefit” means the annual benefit (defined in the manner provided in this section) to which a Participant would be entitled under the terms of a plan assuming (A) the Participant will continue employment until the Participant’s normal retirement age under that plan (or current age, if later), and (B) the Participant’s compensation for the current limitation year and all other relevant factors used to determine benefits under that plan will remain constant for all future limitation years.

(g)       Any applicable portion of Section 415 of the Code not described in this section is hereby incorporated by reference.

Section 4.8.            Automatic Qualified Joint and Surviving Spouse Annuity.

(a)       The provisions of this section shall apply when an event described in one of the previous sections of this article occurs which entitles a Participant to a benefit under one of said sections, if the Participant is married as of the Participant’s Annuity Starting Date and if the election described in Section 4.9 has not been made.

(b)       The payment of the Participant’s benefit shall commence as provided in whichever of said sections is applicable and shall be payable in the Qualified Joint and Survivor Annuity Form.

(c)       No benefit shall be paid to the Participant’s spouse under this section if the applicable benefit had not commenced to the Participant at the time of the Participant’s death.

Section 4.9.            Election Out of Qualified Joint and Survivor Annuity or Life Annuity Form.

(a)       The provisions of this section shall apply when an event described in one of the previous sections of this article occurs which entitles a Participant to a benefit under one of said sections.

(b)       A Participant who is married may elect to not have the Participant’s benefit paid in the Qualified Joint and Survivor Annuity Form and a Participant who is not married may elect to not have the

Participant’s Benefit paid in the Normal Form.  The Participant shall make said election during the Election Period applicable to the Participant on a form furnished by the Administrator that shall clearly indicate the Participant’s election.  The Participant shall have the right to revoke (in writing) any election made under this section and to make the election permitted under this section after any such revocation or revocations at any time within the Election Period applicable to the Participant.

(c)       (1)       Not less than 30 nor more than 90 days before the Participant’s Annuity Starting Date, the Administrator shall provide the Participant with a written notice (by mail or personal delivery), in nontechnical terms, indicating the availability of the Participant’s right to elect not to have the Participant’s benefit paid in the Qualified Joint and Survivor Annuity Form (or the Normal Form, if the Participant isn’t married).  Said notice shall include an explanation of the terms and conditions of the Qualified Joint and Survivor Annuity Form of benefit (or the Normal Form, if the Participant isn’t married), the circumstances in which it will be provided to the Participant, the election made available by Subsection (b) (including an explanation of the Election Period), the financial effect of making or not making such election (in terms of dollars per annuity payment or other payment) including a general description of the material features of the optional forms of benefit under the Plan and their relative value, the rights of the Participant’s spouse under Subsection (d) and the right to revoke an election described in Subsection (b) (and the effect of that revocation).  Said notice may also be provided by posting or publication (see Section 1.7476-2(c)(1) of Treasury Department Regulations for examples) so long as either method is reasonably calculated to reach the attention of the Participant on or about 90 days before the Participant’s Annuity Starting Date and throughout the Election Period applicable to the Participant (for example, by permanent posting or repeated publication).

(2)       On and after March 1, 2002, a Participant may waive the requirement that such written notice be provided at least 30 days before the Participant’s Annuity Starting Date, provided that the following requirements are met:

(A)          the Administrator provides information to the Participant clearly indicating that the Participant has a right to at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity Form and consent to a form of distribution other than a Qualified Joint and Survivor Annuity Form;

(B)           the Participant is permitted to revoke an affirmative distribution election at least until the Participant’s Annuity Starting Date, or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity Form is provided to the Participant; and

(C)           the Annuity Starting Date is after the date that the explanation of the Qualified Joint and Survivor Annuity Form is provided to the Participant; however, the Participant’s Annuity Starting Date may be before the date that any affirmative distribution election is made by the Participant if the actual distribution in accordance with the affirmative election does not commence before the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity Form is provided to the Participant.

(d)       An election under this Section shall not take effect unless the election designates a Beneficiary (or a form of benefits) and the spouse of the Participant (if any) consents to such election, and acknowledges the effect of such election, in a writing which is witnessed by a Plan representative or a notary public not more than 90 days before the Participant’s Annuity Starting Date.  Further, an election which the spouse has consented to may not be changed without a new spousal consent (as described in the prior sentence) unless the spouse’s consent expressly permits designations by the Participant without any requirement of further consent by the spouse.  However, the spouse’s consent shall not be required if it is established to the satisfaction of a Plan representative that the consent may not be obtained because there is no spouse or the spouse cannot be located (or because of other circumstances as may be prescribed in regulations).  Any consent by a spouse (or establishment that the consent may not be obtained) shall be effective only with respect to that spouse.

Section 4.10.          Death Benefits.

(a)           If a Participant dies while actively employed by a Participating Employer, there shall be paid to the Participant’s Eligible Beneficiary a monthly survivor’s benefit, commencing with the first day of the month next following the Participant’s death equal to 50% of the Participant’s Accrued Benefit at the Participant’s Normal Retirement Date computed under the assumption that the Participant had 30 years of Accrual Service on the date of the Participant’s death and if the Participant’s death occurs prior to the Participant’s Normal Retirement Date, that the Participant’s Monthly Compensation continued between the date of the Participant’s death and the Participant’s Normal Retirement Date.  Such monthly survivor’s benefit shall be paid so long as there is an Eligible Beneficiary, provided that the distribution requirements of Section 4.11 (concerning Section 401(a)(9) of the Code) will be met.  As long as there is more than one Eligible Beneficiary, such survivor benefit shall be split in equal shares among the Eligible Beneficiaries.

A Participant for the purpose of this Section shall be considered to be actively employed by a Participating Employer if at death the Participant is an Employee of a Participating Employer or is receiving benefits under a Participating Employer’s Long Term Disability Benefit program provided separately from this Plan through insurance.

If, as a result of the transfer from one position to another within a Participating Employer, a Participant’s beneficiary is entitled to receive upon the Participant’s death, a survivor’s benefit under another retirement plan of the Participating Employer, such survivor’s benefit under this Subsection shall be reduced by the amount of the survivor’s benefit payable under such other plan.

If a Participant, upon reaching the Participant’s Normal Retirement Date and remaining in the employ of a Participating Employer after such date, does not have an Eligible Beneficiary, or, if such election would result in larger benefits for the Participant’s Eligible Beneficiary, the Participant may elect an optional form of benefit, as defined in Section 4.11, that would provide death benefits to a designated Beneficiary.  Such election must comply with the provisions of Section 4.11 and the definition of Beneficiary.  If such election is made and the Participant dies prior to the Participant’s Annuity Starting Date without an Eligible Beneficiary, then the designated Beneficiary under the elected optional form of benefit shall be entitled to the survivor benefit under that form as if the Participant incurred a Termination of Service on the Participant’s Normal Retirement Date and began to receive that optional form of benefit.  However, on and after March 1, 2002, such election shall not be required and the Eligible Beneficiary or designated Beneficiary shall be entitled to the death benefit under the optional form of benefit available to the Participant under Section 4.11 at the time of the Participant’s death which produces the greatest benefit to the Eligible Beneficiary or designated Beneficiary.  Also, on and after March 1, 2002, if the Participant dies without an Eligible Beneficiary, such benefit shall not be available to the designated Beneficiary of a Participant who begins to accrue a benefit under the Plan on or after that date.  Further, on and after that date, the benefit for the designated Beneficiary of any other Participant described in this paragraph who dies without an Eligible Beneficiary shall not take into account accruals under the Plan on and after that date, and the determination of the benefit for such Beneficiary shall be computed using the Participant’s Accrued Benefit as of that date.  If the Participant dies without an Eligible Beneficiary and hasn’t designated a Beneficiary, then the designated Beneficiary for purposes of this subsection shall be determined under the Plan’s definition of Beneficiary.

(b)           A Participant whose death occurs after the Participant’s retirement under Section 4.1, 4.2 or 4.3 shall be entitled to a post-retirement death benefit of ten thousand dollars ($10,000) payable in one lump sum to such Participant’s Beneficiary as soon as administratively feasible after the Participant’s death.  This Subsection (b) shall be effective for deaths of Participants who have retired after October 1, 1982.

A Participant from the former American Crystal Sugar Company Retirement Plan C whose death occurs after the Participant’s retirement and after July 2, 1984 shall receive the prescribed one thousand dollar post-retirement death benefit from Retirement Plan A funds.  The one time lump sum benefit is payable to the Participant’s Beneficiary as soon as administratively feasible after the Participant’s death.  Participants entitled to this benefit are listed at the end of Appendix B

(c)           Upon the death on or after August 23, 1984, of a Participant who has been Married for the Required Period and who (1) incurs a Termination of Service as provided for in Section 4.4 following the completion of at least one (1) Hour of Service on or after August 23, 1984, (2) incurs a Termination of Service and is entitled to a benefit under Section 4.2, or (3) incurred a Termination of Service following the completion of at least one (1) Hour of Service in any Plan Year beginning on or after January 1, 1976 with at least ten (10) Years of Vesting Service; and who has not reached the Participant’s Annuity Starting Date, such Participant’s surviving spouse shall receive a Pre-Retirement Survivor Annuity based on the non-forfeitable percentage of the Participant’s Accrued Benefit, determined as of the date of the Participant’s Termination of Service.  If the Participant dies before the Participant’s Qualified Early Retirement Date, it must commence on the date the Participant would have attained the Participant’s Qualified Early Retirement Date.  If the Participant dies on or after the Participant’s Qualified Early Retirement Date, the spouse shall be entitled to a benefit commencing on the first day of the month following the Participant’s death.  The spouse may agree to a later commencement date (not later than the Participant’s Normal Retirement Date).

(d)           Upon the death (on or after January 1, 1987) of a nonmarried Vested Participant who has incurred a Termination of Service and has not had an Annuity Starting Date, the Participant’s Beneficiary will receive a lump sum payment equal to the Actuarial Value of the annuity that would have been payable under Section 4.10(d) if the Participant had been married to a spouse of equal age.  However, on and after March 1, 2002, such benefit shall not be available to the Beneficiary of a Participant who begins to accrue a benefit under the Plan on or after that date.  Further, the benefit for the Beneficiary of any other Participant shall not take into account accruals under the Plan on and after that date, and the determination of the benefit for such Beneficiary shall be computed using the Participant’s Accrued Benefit as of that date.

(e)           Effective July 1, 1987 death benefits provided to former nonunion Employees and union Employees covered under the collectively bargained agreement between American Crystal Sugar Company and the Distillery, Rectifying and Wine Workers of America and who were age 55 and over on September 1, 1974 will be provided by this Plan rather than under a group insurance contract.  The amounts of those benefits for such persons are listed in Appendix B.

Section 4.11.          Other Forms of and Restrictions on Benefits.

(a)           The optional elections provided for in this section may be elected by a Participant (on such form as the Administrator may require) who has made the election required by Section 4.9.  Such election shall take place before the date when the payment of the benefit is to begin.

(b)           Instead of the benefit to which a Participant may otherwise be entitled under the Plan, a Participant may elect to receive an optional form of benefit that is an Actuarial Equivalent of the benefit otherwise payable.  For purposes of this Section 4.11, Actuarial Equivalent shall mean the assumptions and factors specified in Appendix A.

(c)           Any form selected shall provide that a Participant’s benefit shall be distributed by the required commencement date described in a subsequent section (concerning commencement of benefits) or shall begin not later than that date and shall be distributed over the life of the Participant or over the lives of the Participant and the Participant’s Beneficiary (or over a period not extending beyond the life expectancy of the Participant or the life expectancy of the Participant and the Participant’s Beneficiary).  Life expectancies shall be computed using the expected return multiples in Tables V and VI of Section 1.72-9 of Internal Revenue Service Regulations and using the Participant’s (and designated Beneficiary’s)

attained age as of the Participant’s birthday (and the designated Beneficiary’s birthday) in the calendar year in which the Participant attains age 70 1/2.  Life expectancies shall not be recalculated annually for purposes of determining minimum distributions.

(d)       Subject to the foregoing, the optional forms of benefits which a Participant may elect shall be:

(1)           the Normal Form of annuity;

(2)           an option specified in Appendix A, except that the Joint and Survivor Annuity options are only available to a Participant who is married on the Participant’s Annuity Starting Date.

(e)       If the Participant elects an annuity payable for life and a term certain and if the Participant dies after the payments had commenced, the payment of the remaining benefit shall be made to the Participant’s Beneficiary and may not extend beyond the period certain.

(f)       At any time before the first benefit payment is due, a Participant who has elected an optional form of benefit may revoke the Participant’s election or may change the Participant’s election by signing and filing an appropriate revocation or change with the Administrator.

(g)       In the event of the death of both a Participant who has elected an optional form of benefit providing for payments during a period certain and the Participant’s selected Beneficiary under that optional form before completion of the number of monthly payments elected, and provided that the Participant has not specified otherwise in the Participant’s Beneficiary designation under that optional form, the Actuarial Value of the remainder of the payment shall be paid in a single sum:

(1)           to the estate of the Participant, if the Participant is the last to die, or

(2)           to the estate of the selected Beneficiary, if the selected Beneficiary is the last to die.

(h)       Any distribution under this section or the rest of the Plan must be made in accordance with the regulations under Section 401(a)(9) of the Code, including the incidental death benefit requirements described in Section 1.401(a)(9)-2 of Internal Revenue Service Regulations (or any replacement).  Further, such regulations shall supersede any distribution option in the Plan which is inconsistent with Section 401(a)(9) of the Code.

(i)       Under the incidental benefit rules described in the prior subsection, if a joint and survivor annuity is selected with a nonspouse Beneficiary who is more than 10 years younger than the Participant, the survivor benefit must be limited in accordance with a Table set out in those rules.  Also, if the selected benefit includes a period certain, those rules require that the period certain may not exceed a period determined for distribution of individual accounts.  The period for a person who has attained age 70 in a distribution calendar year is 26.2 and decreases with increasing attained ages.

(j)       With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) of the Code that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary.  This Subsection (j) shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) of the Code or such other date specified in guidance published by the Internal Revenue Service.

Section 4.12.                             Lump Sum Benefit.

(a)       Notwithstanding any other provision of Article IV to the contrary, in the event a Participant’s benefit or a benefit attributable to that Participant is payable immediately or at a future time upon the Participant’s Termination of Service or death, and no part of said benefit has begun to be paid to anyone, and if the Actuarial Value of said benefit is $3,500 (this amount changes to $5,000 effective for Plan Years beginning after August 5, 1997) or less, the Administrator shall cause a distribution to be made of same in a lump sum to the proper recipient without the recipient’s consent within an administratively feasible time after such Termination of Service or death (which shall not be later than the end of the second Plan Year following the Plan Year in which such event occurs).

(b)       If a Participant is not Vested when the Participant incurs a Termination of Service, the Participant shall be deemed to have a lump sum distribution upon that Termination of Service.

(c)       If the Actuarial Value of the Participant’s Vested Accred Benefit is more than $5,000 but less than $10,000, the Participant may elect on forms to be provided by the Administrator to receive the Actuarial Value of that benefit in a lump sum.  Such a Participant who is married shall also be entitled to receive such Vested Accrued Benefit in the form of an immediate Qualified Joint and Survivor Annuity and such a Participant who is unmarried shall be entitled to receive such Vested Accrued Benefit in an immediate life annuity form.  Section 4.9 shall apply to such a Participant.

Section 4.13.                             Commencement of Benefits and Related Requirements.

(a)       Subject to the other provisions of this section, payment of benefits under this Article shall begin as specified in the applicable provisions of this Article.

(b)       Subject to the limitations of Subsection (c), payment of the benefits to a Participant shall begin not later than the sixtieth day after the close of the Plan Year in which the latest of the following events occurs:

(1)                                  the Participant reaches age 65; or

(2)                                  the Participant incurs a Termination of Service.

(c)       (1) Except as otherwise provided in this subsection, distributions to any Participant shall commence no later than April 1 of the calendar year following the year in which the Participant attains 70 1/2, even if the Participant has not incurred a Termination of Service.  In the case of a Participant who attained age 70 1/2 before 1988, distributions may be deferred until April 1 of the calendar year following the year in which the Participant incurs a Termination of Service, or if earlier, becomes a 5% owner; provided, however, if a distribution would have had to commence by April 1, 1989 on account of a Termination of Employment in 1988, the required commencement date shall not be before April 1, 1990.  For purposes of this subsection, “5% owner” means a Participant who, at any time during the Plan Year ending in the calendar year in which the Participant attains age 66 1/2 or during any subsequent Plan Year, owns more than a 5% interest in a Participating Employer or any Related Employer.  In determining ownership, the constructive ownership provisions of Section 318 of the Code shall be applied by utilizing a 5% test in lieu of the 50% test set forth in Subparagraph (a)(2)(C) of that Code provision, and the aggregation rules of Section 414(b), (c), (m), and (o) of the Code shall not apply.

(2) In the event that Subsection (c)(1) requires that a benefit commence to a Participant on an April 1 and the Participant hasn’t incurred a Termination of Service, the Participant’s benefit shall be calculated as if the Participant had incurred a Termination of Service on the March 31 preceding that April 1.  Further, effective as of each January 1 thereafter and as of the Participant’s Deferred Retirement Date, but not later than that date, the Participant’s benefit under the Plan shall be recalculated under Section 4.3 and correspondingly modified; however, the recalculated benefit payments shall be reduced by the Actuarial Equivalent of any benefit payments previously made to the Participant under the Plan.  Any such reduction shall not cause benefit payments to be decreased to an amount less than the amount the Participant was receiving immediately prior to the date that the recalculation is to be effective.  Accordingly, benefit payments in effect during the Plan Year ending on December 31, 1998, shall not be reduced.

(3)                                  Subsequent to 1996, Paragraph (1) will not require distribution to commence to other than a 5% owner, but a Participant may elect prior to the date on which a benefit would commence under Paragraph (1) and pursuant to procedures established by the Administrator to be covered by such Paragraph (1).

(d)       If the amount of a payment cannot be ascertained by the date provided in the preceding paragraphs of this section or if the Participant cannot be located (after reasonable effort), a payment retroactive to such date may be made provided that such payment must be made no later than sixty days after the earliest date on which such amount can be ascertained under the Plan or the date on which the Participant is located (whichever is applicable).  However, if all or a portion of such amount has been lost by reason of escheat under state law, the Participant shall cease to be entitled to the portion so lost.

(e)       Benefits shall be paid directly to or for the benefit of the Participant or Beneficiary entitled thereto, either by a trustee pursuant to the terms of the applicable trust agreement or by an insurance company pursuant to the terms of an annuity or similar contract as is then in effect, depending upon the method of funding in effect.  Benefits accrued while a particular method of funding is in effect shall be paid by the Funding Medium which provides that method of funding unless the assets which were held to provide those benefits have been transferred to a different Funding Medium.

(f)       The Administrator shall direct the payor to withhold from each benefit such tax as is required by law, and the Administrator shall provide the payor with such information as may be required by law, by applicable regulation, and by the particular circumstances in order to allow the payor properly to withhold such tax.  The payor shall withhold from each benefit payment made after the receipt by it of that direction and of that information such taxes as are required by law, unless the payee has duly elected, in the manner provided by law, not to have such tax withheld.  The payor also shall give to each payee such notices of the right to make such elections as are required by law.  As used in this subsection, the term “payor” means each insurance company and each trustee that actually pays any benefit under the Plan.

Section 4.14.                             Re–employment and Suspension of Benefits.

(a)       Subject to Section 4.13(c), in the event that a Participant incurs a Termination of Service under circumstances entitling the Participant to a benefit under the Plan and if the Participant again becomes an Employee of a Participating Employer or a Related Employer, then the following shall apply:

(1)                                  If the Participant, after the Participant’s rehire, is (A) credited with 40 or more Hours of Service in a month or is paid for one Hour of Service performed on at least eight (8) days of a month for a Participating Employer or a Related Employer and (B) is working at a rate of at least 1,000 Hours of Service per Plan Year for a Participating Employer or a Related Employer for that month, the payment of the benefit (if not completed upon the Participant’s said rehire) shall be suspended as of that month.  Such suspension shall continue at least through the calendar month following the Participant’s rehire during which the Participant is not credited with or paid for the Hours of Service described in Subsection (a)(1)(A) or such Participant’s rate of completion of Hours of Service falls below 1,000 Hours of Service per Plan Year.  Any suspended benefit shall be resumed no later than the first day of the third calendar month after the calendar month described in the prior sentence.  Such suspension of benefits shall not apply to any Participant who returns to employment with a Participating Employer after pension payments have commenced, solely to work during a campaign, provided that the Participant is not scheduled to work at least 1,000 Hours of Service in the one year period subsequent to such return to employment..

(2)       No benefit may be suspended under Subsection (a)(1) unless the Administrator (during the first calendar month during which such benefit is suspended), provides the Employee by mail or personal delivery with a written notice containing the following:

(A)                              A description of the reasons why the benefit is being suspended;

(B)                                A general description of this section;

(C)                                A copy of this section;

(D)                               A statement that the Employee may have a review of the suspension of the Employee’s benefits by following the claims procedure set forth in Section 5.10; and

(E)                                 A statement that the applicable U.S. Department of Labor regulations relating to the suspension may be found in Section 2530.203-3 of the Code of Federal Regulations.

The Administrator shall adopt a procedure, and shall inform all Employees to whom this section is applicable of such procedure, whereby such Employee may request of the Administrator (and the Administrator will respond to such request within 30 days) a determination of whether the specific employment contemplated by such Employee will result in a suspension of the payment of the Employee’s benefits under Subsection (a)(1).

(b)       For any period during which a Participant’s benefit payments are suspended under this section, the benefit payments to which the Participant was entitled by reason of the Participant’s earlier employment shall not accrue.

(c)       Notwithstanding any other provision of the Plan, if a Participant incurs a Termination of Service under circumstances entitling the Participant to a benefit under the Plan and if the Participant again becomes an Employee of a Participating Employer or a Related Employer but the benefit cannot be suspended under the provisions of Section 4.14(a), or if a benefit is resumed under this Section or on account of Section 4.13(c) after a suspension, then as of the date of that resumption, as of each January 1 after the resumption or after such re-employment (without a suspension), and as of the first day of the month on or following the Participant’s Termination of Service after a re-employment described in this Section, but not after that day, the Participant’s benefit under the Plan shall be recalculated under the section of the Plan under which the benefit is being determined and correspondingly modified; however, the recalculated benefit payments shall be reduced by the Actuarial Equivalent of any benefit payments previously made to the Participant under the Plan.  Any such reduction shall not cause benefit payments to be decreased to an amount less than the amount the Participant was receiving immediately prior to the date that the recalculation is to be effective.  However, if a Participant incurs a Termination of Service under circumstances entitling the Participant to a lump sum distribution under Section 4.12 of the Plan, the Participant again becomes an Employee of a Participating Employer or a Related Employer, and the Participant’s Accrual Service taken into account in calculating that lump sum distribution must be recognized in determining a subsequent benefit for the Participant, then such subsequent benefit shall be reduced in a manner chosen by the Actuary to prevent duplication of benefits for the Participant (such as a simple subtraction of the Accrued Benefit on which the lump sum was based from the Accrued Benefit on which the current benefit is based).

(d)       Subject to the prior provisions of this section, if the Employee dies after such rehire but before the Employee incurs a Termination of Service and the Employee’s spouse or Beneficiary is not entitled to a benefit under this Plan and if the form of the Employee’s benefits payable following any such earlier employment provided for an annuity payable for a term certain the terms of which had not expired on or before the Employee’s said rehire or if said form had provided for payments to be made to another person (legal or natural) following the Employee’s death, such payments shall be made as though the Employee had not been rehired.

(e)                                  In the event that a Participant continues to be an Employee of a Participating Employer or a Related Employer on and after the Participant’s Normal Retirement Date, the Participant shall be treated as a rehired Employee of the Participating Employer or the Related Employer for purposes of this Plan and accordingly the normal retirement benefit described in Section 4.1 may only be suspended on and after the Participant’s Normal Retirement Date in accordance with Subsection (a).  The Participant’s benefit shall cease to be suspended and shall begin no later than as provided in Subsection (a) for any other suspended benefit.

Section 4.15.                             Transfers to this Plan from Another Retirement Plan of the Company.  If, as a result of a transfer from another position within the Company, a person becomes a Covered Employee, such person shall accrue as a Participant of this Plan that retirement benefit which is the greater of:

(a)                                  That retirement benefit which is based on the Participant’s years of Accrual Service (not to exceed 30) as a Participant of this Plan assuming the Participant became a Participant in this Plan on the date the Participant first became a Participant of any other retirement plan maintained by the Company, reduced by the amount of retirement benefit earned under such other plan or plans, which reduction includes the reduction specified under the next section concerning non-duplication of benefits, or

(b)                                 That retirement benefit which is based on the Participant’s years of Accrual Service (not to exceed the number produced by subtracting the Participant’s years of accrual service in such other plan or plans from 30) after the date on which the Participant became a Participant of this Plan.

Notwithstanding the foregoing, if, by reason of a transfer within the Company, a person becomes a Participant in this Plan during a Plan Year in which the Participant was also a Participant in any other retirement plan or plans maintained by the Company, the benefit of such person will be the benefit determined under the plan in which the person was a Participant on the last day of the Plan Year in which the transfer occurs, except that such determination shall be made as of the date of the Participant’s Termination of Service if it is earlier than that last day.

Notwithstanding the prior provisions of this section, if, by reason of a transfer within the Company, a person becomes a Participant in this Plan, if that Participant was a participant in another defined benefit retirement plan of the Company, and if the assets and liabilities of that retirement plan with respect to that Participant are transferred to this Plan in connection with such transfer within the Company, then the Participant’s Accrued Benefit under this Plan will be determined as if the Participant had not been excluded from participation in this Plan prior to such transfer within the Company.  However, the Participant’s Accrued Benefit shall not be less than the accrued benefit determined under that other retirement plan as of the date of the transfer of assets and liabilities, expressed in the Normal Form which shall be the Actuarial Equivalent of such accrued benefit.

Section 4.16.                             Non-Duplication of Benefits.  In determining the monthly amount of a Participant’s benefit commencing under Sections 4.1, 4.2, 4.3, or 4.4, there shall be deducted the amount of the monthly benefit, if any, to which the Participant is entitled under any other pension plan, not including Social Security, that is supported in whole or in part by contributions of the Company, but only to the extent that such benefit is attributable to employer contributions and to a period of service for which the Participant receives a benefit under this Plan.  For purposes of this offset, the amount of the monthly benefit under such other plan shall be computed by the Actuary on the assumption that the benefit is a life annuity with payments commencing at the same time as under this Plan, regardless of the actual form of payment under such other plan. In addition, notwithstanding any other provisions of the Plan, benefits otherwise payable to a Participant under Sections 4.1, 4.2, 4.3, or 4.4 shall be suspended during such period as the Participant receives long- or short-term disability benefits provided by the

Participant’s Participating Employer and during periods of re-employment prior to the Participant’s Normal Retirement Date.  Any benefits payable upon subsequent Termination of Employment will be actuarially adjusted to reflect the payments already received.

Section 4.17.                             Benefits for Certain Hilisboro Employees.  Benefits determined under this Plan for Covered Employees at the Company’s Hilisboro, North Dakota location who are represented by the American Federation of Grain Millers (AFL-CIO), effective March 1, 1981, shall not be affected by any amendment to the Plan which is adopted after March 1, 1981, unless specifically provided under a collective bargaining agreement covering such Covered Employees.

Section 4.18.                             Benefits for Employees of United Sugars Corporation.

(a)       The Accrued Benefit of a Participant who was a participant in the Minn-Dak Farmers Cooperative Pension Plan as of September 1, 1993, and who was employed by North Central Sugar Cooperative from September 1, 1993, through December 31, 1993, and who became an Employee of United Sugars Corporation on January 1, 1994, shall be determined based on the following:

(1)                                  Accrual Service.  All service with North Central Sugar Cooperative shall be recognized for benefit accrual purposes under the definition of Accrual Service. Additionally, each such Employee shall be credited with one year of Accrual Service under this Plan for the period beginning September 1, 1993, and ending February 28, 1994.

(2)                                  Eligibility and Vesting Service.  All service with North Central Sugar Cooperative shall be recognized for eligibility and vesting purposes by this Plan.

(3)                                  Accrued Benefit.  In no event will a Participant’s Accrued Benefit be less than the Participant’s accrued benefit determined under the Minn-Dak Farmers Cooperative Pension Plan as of February 28, 1994, taking into account only the actual service credited from September 1, 1993, to December 31, 1993.

(4)                                  Optional Settlements.  With regard to a Participant’s benefit accrued under the MinnDak Farmers Cooperative Pension Plan as of February 28, 1994, the transfer of assets and liabilities from the Minn-Dak Farmers Cooperative Pension Plan to this Plan shall not result in the elimination or reduction of any “Section 411(d)(6) protected benefits” as described in Section 411 of the Code.  Such protected benefits shall be the protected benefits provided by the Minn–Dak Farmers Cooperative Pension Plan as in effect on February 28, 1994.

Section 4.19.                             Inalienability of Benefits.

(a)       No benefit under the Plan shall be subject to voluntary or involuntary alienation or encumbrance of any kind or manner.  This subsection shall not apply to a Qualified Domestic Relations Order.  Notwithstanding any provision of this Section to the contrary, an offset to a Participant’s Accrued Benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order or decree issued, or a settlement entered into, on or after August 5, 1997, shall be permitted in accordance with Sections 401(a)(13)(C) and (D) of the Code.

(b)       If any Participant who is receiving benefits under the Plan (1) elects to join or to continue after the Participant’s Termination of Service in a hospitalization, surgical and/or medical expense or life insurance program which may be available to the Participant through the Participant’s Participating Employer; and (2) authorizes the deduction from the Participant’s pension of any amount to be paid by the Participant under such program, such Employer may direct that such deduction and the amount so deducted shall be paid on the Participant’s behalf to enable the Participant to join or continue in such program.

Section 4.20.                             Qualified Domestic Relations Order.  Notwithstanding the preceding provisions of this Article, benefits and payment of benefits under the Plan shall be altered to conform to a Qualified Domestic Relation Order.

Section 4.21.                             Annuity Contracts.  A Participant’s benefits under the Plan may be provided through the acquisition of annuity contracts which are distributed to the Participant (or the Participant’s spouse or Beneficiary).  Any annuity contract distributed from the Plan must be nontransferable.

Section 4.22.                             Minimum Benefit on Merger, Consolidation or Transfer of Assets of Plan.  In the event the Plan is merged or consolidated with any other plan or in the event the assets or liabilities of the Plan are transferred to any other plan, and if a Participant would have been entitled to receive a benefit under the Plan had it then terminated, the value of the benefit to which the Participant shall be entitled immediately after such merger, consolidation or asset or liability transfer, shall not be less than the value of the benefit to which the Participant would have been entitled, had the Plan terminated the day before such merger, consolidation or asset or liability transfer.

Section 4.23.                             Application for Benefits.  Any person entitled to a benefit under the Plan shall complete, sign, and file with the Administrator an application for benefits on a form provided by the Administrator, and shall furnish such additional data as the Administrator may reasonably require.

Section 4.24.                             Special Direct Rollover Rules.

(a)       This provision applies to distributions made on or after January 1, 1993.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this provision, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(b)       For purposes of implementing the requirements of this provision, certain terms contained in Subsection (a) above shall be defined as follows:

(1)                                  Eligible Rollover Distribution:  An “Eligible Rollover Distribution” is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other exception permitted by law or under pronouncements or regulations issued by the Internal Revenue Service.

(2)                                  Eligible retirement plan:  An “Eligible Retirement Plan” is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution.  However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

(3)                                  Distributee:  A “Distributee” includes an Employee or former Employee.  In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

(4)                                  Direct rollover:  A “Direct Rollover” is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

ARTICLE V.
Administration of the Plan

Section 5.1.                                   Administrator.  The general administration of the Plan is the responsibility of the Company as Administrator.

Section 5.2.                                   Administrative Committee.

(a)                                  General.  An Administrative Committee consisting of one or more members shall have the authority and duty to act for the Company in its capacity as Administrator.

(b)                                 Members.  The Chief Executive Officer of the Company shall appoint the members of the Administrative Committee.  Each such appointee shall serve until the appointee either resigns or is removed by said Chief Executive Officer.  Said Chief Executive Officer shall fill any vacancy by appointment.  If the Chief Executive Officer does not appoint any members of the Administrative Committee or if there are no current members of the Administrative Committee, the Chief Executive Officer shall be the Administrative Committee until the Chief Executive Officer subsequently appoints one or more members of the Administrative Committee.

(c)                                  Organization.  The members of the Administrative Committee shall elect one of their members as chairman and they shall elect a secretary, who may be, but need not be, a member of the Administrative Committee.  The chairman shall preside at the meetings of the Administrative Committee.  The secretary shall keep minutes of the meetings of the Administrative Committee and shall have custody of its records.  The Administrative Committee may create such subcommittees to perform such duties as it may determine from time to time, but all acts of any subcommittee shall be subject to the approval of the Administrative Committee.

(d)                                 Meetings and Acts.  The Administrative Committee shall meet at such places, at such times, and upon such notice, as its members may determine from time to time.  A majority of the current membership of the Administrative Committee shall constitute a quorum for the transaction of business.  Each member of the Administrative Committee shall have one vote on any question, but no action shall be taken at any meeting without the affirmative vote of a majority of the whole Administrative Committee. The Administrative Committee may also act without a formal meeting by the written authorization of all of the members.  The Administrative Committee shall keep accurate records of all of its acts and proceedings.

(e)                                  Compensation and Reimbursement.  So long as an Administrative Committee member is a person receiving full-time pay from a Participating Employer or Related Employer, that person shall receive no additional compensation for the person’s services as an Administrative Committee member; however, the person shall be entitled to reimbursement for the person’s expenses actually and properly incurred in the performance of the person’s duties as an Administrative Committee member.

(f)                                    Indemnification.  The Participating Employers shall indemnify, save and hold harmless, jointly and severally, the members of the Administrative Committee from any and all loss, damage and liability which such members may incur or sustain, arising out of their performance of their duties under the Plan, except to the extent that such loss, damage and liability results from the willful misconduct, gross negligence or lack of good faith of such members or member.

Section 5.3.                                   Administrative Duties and Powers.  In addition to the duties and powers elsewhere in this Plan imposed and conferred upon the Administrator, the Administrator has the duty and power:

(a)                                  To interpret and construe the provisions of the Plan;

(b)                                 To determine the eligibility of Employees to participate in the Plan and to give Employees timely notice thereof;

(c)                                  To maintain records with respect to each Participant, upon the basis of any information furnished by each Participating or Related Employer, by the Participant or by the Funding Medium, sufficient to determine the benefits due, or which may become due, to the Participant;

(d)                                 To prepare and file with the appropriate agencies of the United States Government such reports as are required by law from time to time;

(e)                                  To prepare and furnish to each Participant such reports and individual statements or other disclosures as are required by law from time to time;

(f)                                    To maintain records containing the necessary basic information from which the foregoing instruments and reports may be prepared in sufficient detail so that their accuracy may be verified;

(g)                                 To make available in its office, for examination during business hours by any Participant or Beneficiary, copies of all of the instruments under which the Plan has been established and is being operated and copies of all reports or other documents which are required by law to be made available to them;

(h)                                 To furnish to any Participant or Beneficiary, upon receipt of a written request thereof and in return for payment of the reasonable cost thereof, a copy of any document required to be made available to them;

(i)                                     To determine the right of any person to a benefit under the Plan, the amount thereof, and the method and time or times of payment;

(j)                                     To furnish to each Participant whose employment with a Participating Employer or a Related Employer is terminated in any manner, or who so requests, but no more frequently than once a Plan Year, a report sufficient to inform the Participant of the Participant’s accrued benefits under the Plan and the percentage of those benefits that is Vested;

(k)                                  To engage an independent qualified public accountant, as may be required by law, and such other advisors, counsel (including, at the discretion of the Administrator, counsel also consulted or employed by a Participating Employer), agents, and employees as may be reasonably necessary to the administration of the Plan;

(l)                                     To instruct the Funding Medium with respect to the disbursements;

(m)                               To serve as agent for the service of legal process upon the Plan; and

(n)                                 To perform such other duties as the Chief Executive Officer of the Company may specify from time to time with regard to the administration of the Plan.

No determination of a fact shown by the official employment record of a Participating or Related Employer shall be made contrary to such records unless such records are clearly proved to be erroneous as to such fact.  Any determination made by the Administrator within the scope of its express powers shall be final, but no act or determination of the Administrator in contravention of the terms of this instrument shall be valid.

Section 5.4.                                   Rule Against Discrimination.  In the administration of the Plan, the Administrator shall never discriminate in any way in favor of Highly Compensated Employees of a Participating Employer.

Section 5.5.                                   Disclosure, Reporting, and Registration.

(a)                                  The Administrator shall cause to be furnished to each Participant, each Beneficiary and each surviving spouse who is receiving or may be entitled to benefits under the Plan such documents as are required by law.

(b)                                 The Administrator shall cause to be prepared and filed with the appropriate governmental agencies such reports and disclosures as may be required by law.

Section 5.6.                                   Claims Procedure.  A Participant or the Participant’s spouse or Beneficiary shall have the right to submit a claim for benefits in writing to the Claims Reviewer.  The written claim must specify the basis of it and the amount of the benefit claimed.  The Claims Reviewer shall act to deny or accept said claim within ninety days of the receipt of the claim by notifying the Participant or the Beneficiary of the Claims Reviewer’s action, unless special circumstances require the extension of such ninety–day period.  If such extension is necessary, the Claims Reviewer shall provide the Participant or the spouse or Beneficiary with written notification of such extension before the expiration of the initial ninety–day period.  Such notice shall specify the reason or reasons for such extension and the date by which a final decision can be expected.  In no event shall such extension exceed a period of ninety days from the end of the initial ninety-day period.  In the event the Claims Reviewer denies the claim of a Participant or the spouse or Beneficiary in whole or in part, the Claims Reviewer’s written notification shall specify, in a manner calculated to be understood by the claimant, the reason for denial, the specific section or sections of the Plan upon which the denial is based, and an explanation of the claim review procedure specified in the Plan.  If any additional material or information is required to process the claim, the denial shall describe and indicate why it is necessary.  Should the claim be denied in whole or in part and should the claimant be dissatisfied with the Claims Reviewer’s disposition of the claimant’s claim, the claimant may have a full and fair review of the claim by the Administrator upon written request therefor submitted by the claimant or the claimant’s duly authorized representative and received by the Administrator within sixty days after the claimant receives written notification that the claimant’s claim has been denied.  In connection with such review, the claimant or the claimant’s duly authorized representative shall be entitled to review pertinent documents and submit the claimant’s views as to the issues, in writing.  The Administrator shall act to deny or accept the claim within sixty days after receipt of the claimant’s written request for review unless special circumstances require the extension of such sixty–day period.  If such extension is necessary, the Administrator shall provide the claimant with written notification of such extension before the expiration of such initial sixty-day period.  In all events, the Administrator shall act to deny or accept the claim within one hundred twenty days of the receipt of the claimant’s written request for review.  The action of Administrator shall be in the form of a written notice to the claimant and its contents shall include all of the requirements for action on the original claim.  In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this section.

Section 5.7.                                   Facility of Payment.  Whenever, in the Administrator’s opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage the person’s financial affairs, the Administrator may direct the Trustee to make payments to such person or to the person’s legal representative or to a relative or friend of such person for the person’s benefit, or the Administrator may direct the Trustee to apply the payment for the benefit of such person in such manner as the Administrator considers advisable (including a payment to an individual in accordance with an applicable law concerning minors, such as the Uniform Transfer to Minors Act).  Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

ARTICLE VI.
Funding the Plan

Section 6.1.                                   Employer Contributions.  Each Participating Employer shall contribute under the Plan such amounts as equal or exceed the minimum amounts required pursuant to ERISA.  The amounts attributable to contributions of a Participating Employer shall be applied only for the benefit of Employees of such Participating Employer.

Section 6.2.                                   Method of Funding.

(a)                                  The Company shall have the power to determine the method by which the Plan shall be funded and the funding policies all of which shall be consistent with the objectives of the Plan.  It may change the method of funding from time to time.  The Plan may be funded by means of one or more trust funds into which all Employer contributions shall be paid and out of which all benefits shall be paid, or by means of a contract or contracts issued by one or more insurance companies to which all Employer contributions shall be paid and by which all benefits shall be paid, or by any other method of funding that may come into common use and may be approved by the Internal Revenue Service, or by any combination of the foregoing methods of funding.

(b)                                 If the trust fund method of funding is selected, the Company shall select the trustee or trustees and determine the form or forms of the trust agreement or agreements which may include the reservation, in the Company, as a named fiduciary, of the authority to appoint one or more investment advisors and to grant to such investment advisors such powers over assets of the trust fund as the Company may deem advisable and may reserve to the Company the authority to direct the trustee or trustees regarding investment of that trust fund.  If the insurance company contract method of funding be selected, the Company shall select one or more insurance companies from which the contract or contracts shall be obtained.  It shall select the particular form of contract or contracts to be obtained, and may change them from time to time.

(c)                                  As of the Effective Date of this Restatement, the trust fund method of funding benefits is in operation.

Section 6.3.                                   Prohibition Against Diversion.

(a)                                  Except as provided in Subsections (b), (c), (d), and (e), in no event shall any of the assets accumulated for the purpose of funding the Plan (whether these assets be part of a trust fund or part of the reserves or of a separate account of an insurance company) be diverted to any use or purpose other than for the exclusive benefit of the Employees and former Employees of each Participating Employer and the Beneficiaries of such Employees or former Employees.

(b)                                 Notwithstanding the provisions of Subsection (a), if an actuarial valuation of the Plan and the media being used to fund the Plan should disclose a “Surplus of Plan Assets” (defined below) at the termination of the Plan, an amount equal to all or any part of such Surplus may, upon the direction of the Administrator, be returned to the Participating Employer with regard to which the surplus exists.

For the purpose of this section, a “Surplus of Plan Assets” means the amount (if any) by which the value of the assets held by the Funding Medium exceeds the value, or the purchase price, of all of the benefits then accrued under this Plan for Participants (or their Beneficiaries), determined upon the basis of some then-currently-available rates consistently applied by the Actuary, or as otherwise required by the Pension Benefit Guaranty Corporation pursuant to ERISA.

(c)                                  If a contribution is made under the Plan and its delivery is conditioned upon the initial qualification of the Plan under Section 401(a) of the Internal Revenue Code, as amended from time to time, and the tax-exempt status of the funding method, and if the Plan does not initially qualify and/or if the funding method is not initially tax-exempt, upon written request of the Participating Employer which made the request or the Administrator, the Funding Medium shall return to such Participating Employer the amount of such contribution within one year after the date of a final denial of such initial qualification and/or tax–exempt status (including a final resolution of any such denial through all appeals procedures).

(d)                                 If all or a portion of a Participating Employer’s contribution is made under a mistake of fact, the Funding Medium shall, upon written request of such Employer, return the portion which was so made to such Employer within one year of the date the contribution was delivered to the Funding Medium.

(e)                                  If a contribution is received by the Funding Medium and its delivery is conditioned upon its deductibility by the Participating Employer under Section 404 of the Code, then to the extent the deduction is disallowed, the funding medium shall, upon written request of the Participating Employer or the Administrator, return the disallowed portion of the contribution to the Participating Employer within one year after the date of the final denial of said deduction (including a final resolution of any such denial through all appeals procedures).  A Participating Employer’s contributions made under this Plan shall be conditioned upon deductibility under the provisions of the Code for each fiscal year of the Participating Employer.

ARTICLE VII.
Amendment

Section 7.1.                                   Amendment by Company.

(a)                                  The Company reserves the power to amend, alter, or wholly revise this instrument, prospectively or retrospectively, at any time by the action of its Managing Body or its Chief Executive Officer, and the interest of each Participant is subject to the powers so reserved.  The Chief Executive Officer shall not have the power to make any amendment during a Plan Year that along with prior amendments made during that Plan Year increases the liability for Plan benefits of any Participating Employer under the Plan by more than a material amount.  A material amount for this purpose means an amount that exceeds one percent (1%) of the Company’s payroll.

(b)                                 No such amendment of this instrument may be made, however, that would increase substantially the duties or liabilities of the Funding Medium without its written consent or that would reduce the interest in the Plan assets Vested in any Participant or the Participant’s Beneficiary at the time of the amendment, or that would divert any part of the Plan assets to any use or purpose other than for the exclusive benefit of the Participants and Beneficiaries; provided, however, that any such amendment may be made which may be or become necessary in order that the Plan will conform to the requirements of ERISA and qualify under the provisions of Sections 401(a) and 501(a) of the Internal Revenue Code (as it may be amended from time to time), or in order that all provisions of the Plan will conform to all valid requirements of applicable federal and state laws.

(c)                                  Notwithstanding the prior provisions of this section, a Participating Employer must consent to an amendment in order for the amendment to be effective with respect to that Participating Employer.  That consent must be provided by one of the methods applicable to the Company for making amendments and described in Section 7.2 as if that section applied to the Participating Employer instead of the Company.  The Company shall notify each Participating Employer of each amendment made by it before or within a reasonable time after execution of such amendment.

Section 7.2.                                   Method.  An amendment may be stated in a resolution of the Company’s Managing Body or committee of that Managing Body to which that Managing Body has delegated the power to make the amendment.  Alternatively, an amendment may be stated in an instrument in writing signed in the name of the Company by an officer of the Company in the event that such Managing Body or such committee has authorized or directed that the amendment be stated in such an instrument by the officer of the Company signing the instrument.  Also, an amendment may be stated in an instrument in writing signed in the name of the Company by the Company’s Chief Executive Officer if the Chief Executive Officer has authority to execute the amendment pursuant to Section 7.1.

Section 7.3.                                   Amendment of Vesting Schedule.

(a)       If the Company modifies the vesting schedule or the method of computing Vesting Service by amending the Plan, a Participant having not less than three (3) years of Vesting Service (five (5) years of Vesting Service for Participant’s who do not have at least one Hour of Service for a Participating Employer or Related Employer in any Plan Year beginning after December 31, 1988) by the end of the period described in Subsection (c) shall be given the opportunity to make the election described in Subsection (b) within said period.

(b)       A Participant described in Subsection (a) may elect to have the Participant’s Vested percentage of the Participant’s Accrued Benefit attributable to Employer contributions computed under this Plan as it existed prior to the amendment of the Plan, whichever is applicable.  An election made under this Subsection (b) shall be irrevocable when it is made.

(c)       In order for the election described in Subsection (b) to be effective, it must be executed in writing upon forms to be provided by the Administrator and must be delivered to the Administrator on or after the amendment date and before the latest of:

(1)                                  The date which is sixty (60) days after the amendment date,

(2)                                  The date which is sixty (60) days after the amendment becomes effective; or

(3)                                  The date which is sixty (60) days after the day the Participant is issued written notice by the Administrator of amendment of the Plan.

(d)       The preceding provisions of this section shall not be applicable if after the modification described in Section 7.2(a) each Participant will always be at least as Vested at any point in time on or after the modification as the Participant would have been without the modification.

ARTICLE VIII.
Termination of Plan and Acquisitions

Section 8.1.                                   Termination of Plan.  The Company reserves to its Managing Body the power to terminate the Plan with respect to itself, any or all other Participating Employers or any designated group of Employees, former Employees or Beneficiaries.  In the event that a Participating Employer should be dissolved and liquidated; or should be adjudged a voluntary or involuntary bankrupt; or should participate in a consolidation, merger, or other corporate reorganization (except a merger under which the Company or a Participating Employer is the surviving corporation) as a result of which the new, surviving, or reorganized corporation does not assume and continue the obligations of the Plan; or should have its corporate existence terminated in any other way, then the Plan shall terminate as to such Participating Employer as of the date such event occurs.  However, if a Participating Employer and another corporation should unite by consolidation, merger or other corporate reorganization, then the new, surviving or reorganized corporation shall have the power to continue the Plan as its own as provided in Section 8.5.

Section 8.2.                                   Effect of Termination.  Notwithstanding any other provision of the Plan, upon the termination or partial termination of the Plan, the rights of all Participants (with respect to whom such termination or partial termination has taken place) to benefits accrued to the date of such termination, to the extent then funded, shall be nonforfeitable.  The preceding sentence is designed to contain provisions required by Section 401(a)(8) and Section 411(d)(3) of the Code as amended by ERISA and is intended to have the meaning required by said Sections and shall be construed in accordance with valid Regulations and Internal Revenue Service rulings and determinations issued under said Sections.

Section 8.3.                                   Mechanics of Termination.  In the event the Company takes any affirmative action to terminate the Plan, it shall notify the Funding Medium of the termination before the effective date upon which the Plan is to be terminated.  All notices to and filings with the Participants, Internal Revenue Service or Pension Benefit Guaranty Corporation (hereinafter the “PBGC”) which are required by ERISA or other applicable laws shall be given or made by the Administrator.

Section 8.4.                                   Distribution or Transfer of Assets Upon Termination or Partial Termination.

(a)       (1) If the Plan is deemed to have been partially or completely terminated with respect to all or a group of Participants, whether pursuant to Section 8.1 or by action of a Participating Employer, pursuant to law, then, in the absence of a subsequent amendment to this section, the Termination Fund (which phrase as used in this section means that portion of the Plan assets available under the method of funding in effect on the Plan Termination Date which is determined by the Actuary to be allocable to such terminated group of Participants and their Beneficiaries, as such portion of such assets may from time to time be increased by income and gains from the investment thereof and decreased by amounts paid or transferred pursuant to this section with respect to such Participants and by all proper expenses allocable to said payments or transfers and such Plan assets) shall be allocated, to the extent the Termination Fund is sufficient, amongst such Participants and their Beneficiaries in the order of precedence specified in ERISA Section 4044, as amended from time to time.  Any portion of the Termination Fund which remains after such allocation shall be treated as provided in Section 6.3(b).

(2)                                  If a plan is merged into this Plan and that merger complies with U.S. Treasury Regulations §1.414(l)-1(h) or if there is a transfer of assets from a plan to this Plan which complies with those regulations and with U.S. Treasury Regulations §1.414(l)-1(n)(2), then, in the event of a spinoff from this Plan or a termination of this Plan within five (5) years following such merger or transfer, Plan assets shall be allocated first for the benefit of the participants in each such plan to the extent of the Actuarial Value of their Accrued Benefits as of the date of such merger or transfer.

(b)       No part of the Termination Fund shall be allocated amongst Participants and their Beneficiaries with respect to any of the preference classes referred to in Section 8.4(a) unless, in the opinion of the Actuary, the assets in the Termination Fund are sufficient to cover the expenses referred to in Section 8.4(a) and to provide the benefits specified in ERISA Section 4044, as amended from time to time, for every higher preference class.

(c)       Notwithstanding the preceding provisions of this section, in the event that the fair market value of the Termination Fund on the Plan Termination Date is less than the Actuarial Value of Accrued Benefits of such terminated group of Participants and their Beneficiaries, the allocation to be made under Sections 8.4(a) and (b) shall be altered as follows:

(1)                                  If the limitations of Section 9.2 apply to such terminated group of Participants, the portion of the Termination Fund which is subject to the restrictions specified in Section 9.2 shall be allocated, to the extent possible, in a manner which results in Participants who are not Highly Compensated Employees receiving from the Plan at least the same proportion of the Actuarial Value of their Accrued Benefits as Participants who are Highly Compensated Employees.

(2)                                  Whether or not the restrictions of Section 9.2 apply to such terminated group of Participants, the portion of the Termination Fund which is to be allocated in accordance with Sections 4044(a)(4)(B), 4044(a)(5) and 4044(a)(6) of ERISA shall be allocated, to the extent possible, in order that Participants who are not Highly Compensated Employees shall receive from the Plan at least the same proportion of the Actuarial Value of their Accrued Benefits as Participants who are Highly Compensated Employees.

(d)       In the event of a complete termination of the Plan, distribution to a Participant who has an interest in the Termination Fund payment shall be made out of the Termination Fund in accordance with Article IV except that forms of benefit may be made available by the purchase of annuities from an insurance company or insurance companies selected by the Administrator.  Distribution shall not be made until an administratively feasible date after the Administrator has received any approval which it may seek from the PBGC or Internal Revenue Service.

(e)       In the event of a partial termination, distribution shall be made in accordance with the provisions of this Plan other than the provisions of Section 8.4(d).  Also, in the case of a partial termination, affected Participants shall be entitled to the benefit determined after the allocation described in this section which is made on account of the Partial termination.  In the case of a subsequent termination of the Plan, those Participants shall be entitled to at least that benefit.

Section 8.5.                                   Acquisitions.  If all, or substantially all, of the Employees of a Participating Employer or all, or substantially all, of the Employees constituting a separate or separable unit of operation of a Participating Employer, are transferred directly to the employment of another corporation, partnership or individual proprietorship (in this section called “Buyer”), which, as a part of the same transaction, acquires either all, or substantially all, of the operating assets of a Participating Employer or all, or substantially all, of the operating assets that constitute, together with the Employees, a separate or separable unit of operation, such Buyer with the Administrator’s consent may adopt and may amend the Plan with respect to the transferred Employees and continue the Plan as its own.  Alternatively, such Buyer may adopt a separate plan of its own for such transferred Employees or provide that such Employees shall be covered by an existing plan of the Buyer’s, in which case the Administrator may direct that the portion of the assets of the Plan allocable to such transferred Employees be segregated and transferred to a medium designated by such Buyer for the funding of its plan.

ARTICLE IX.
Temporary and Other Provisions to Prevent Discrimination

Section 9.1.                                   Application of Article IX.  Section 9.2 is effective after December 31, 1993.

Section 9.2.                                   Pre-termination Restrictions.

(a)       Notwithstanding any other provision of the Plan, the Benefit of any Highly Compensated Employee of a Participating Employer, and any former Employee of a Participating Employer, who is a Highly Compensated Employee, shall be limited to a Benefit that is nondiscriminatory under Section 401(a)(4) of the Code.

(b)       Notwithstanding any other provision of the Plan, the annual payments under the Plan to a Restricted Employee shall be limited to an amount equal in each Plan Year to the payments that would be made on behalf of the Restricted Employee under:

(1)                                  a straight life annuity that is the Actuarial Equivalent of the Accrued Benefit and other Benefits to which the Restricted Employee is entitled under the Plan (other than a social security supplement), and

(2)                                  the amount of the payments that the Restricted Employee is entitled to receive under a social security supplement.

(c)       The restrictions in Subsection (b) do not apply if any one of the following requirements is satisfied:

(1)                                  after payment to a Restricted Employee of all Benefits payable to the Restricted Employee under the Plan, the value of Plan assets equals or exceeds one hundred ten percent (110%) of the value of Current Liabilities,

(2)                                  the value of the Benefits payable to the Restricted Employee under the Plan is less than one percent (1%) of the value of Current Liabilities before distribution, or

(3)                                  the value of the Benefits payable to the Restricted Employee under the Plan does not exceed the amount described in Section 411(a)(11)(A) of the Code (which contains restrictions on certain mandatory distributions).

For purposes of this Subsection (c), the value of Plan assets and the value of Current Liabilities must be determined as of the same date.

(d)                                 (1)                                  For purposes of this Section 9.6, the term “Benefit” includes, among other benefits, any periodic income, any withdrawal values payable to a living Employee, and any death benefits not provided for by insurance on the Employee’s life.

(2)                                  For purposes of this Section 9.6, “Current Liabilities” means the value of current liabilities under Section 412(l)(7) of the Code and may be determined at any time by using the value of current liabilities as reported on Schedule B of the applicable Form 5500 or Form 5500-C/R filed most recently with respect to the Plan prior to that time.

(3)                                  For purposes of this Section 9.2, “Restricted Employee” means, for any Plan Year, a Highly Compensated Employee or any former Employee who is a Highly Compensated Employee of a Participating Employer or one of its Related Employers and who is in the group of such Employees of that Participating Employer or one of its Related Employers who are counted during that Plan Year among the 25 such Employees of that Participating Employer or one of its Related Employers who have been provided during a prior Plan Year or are expected by the Administrator to be provided during the Plan Year with one of the 25 greatest annual compensation amounts provided by that Participating Employer or one of its Related Employers.

ARTICLE X.
Top Heavy Rules

Section 10.1.                             Effective Period of Article X.  This Article is to be effective for Plan Years commencing after December 31, 1983.  Notwithstanding the prior provisions of this Plan, the provisions of this Article X shall govern during a Plan Year (and for subsequent Plan Years if so specified) with respect to a Participating Employer in the event that the Plan is a Top Heavy Plan with respect to that Participating Employer for that Plan Year.  This Article X shall not apply to Covered Employees who are part of a unit of Employees covered by a collective bargaining agreement which meets the requirements of Section 7701(a)(46) of the Code provided that the retirement benefits under the Plan were the subject of good faith bargaining.  Important definitions used in this Article are described in the last section of the Article.

Section 10.2.                             Minimum Benefit.  If this Plan is a Top Heavy Plan with respect to a Participant’s Participating Employer, that Participant’s Accrued Benefit (derived from Employer contributions) under the Plan (when increased by the Participant’s Accrued Benefit under any other defined benefit plan maintained by the Participating Employer or any of its Related Employers) when expressed as an annual retirement benefit (a benefit payable annually in the form of a single life annuity with no ancillary benefits) payable commencing at the Participant’s Normal Retirement Age shall not be less than the Participant’s Average Credited Compensation multiplied by such Participant’s Applicable Percentage.  An Employee may not be excluded from being considered a Participant under this section because the Employee’s compensation is under a stated amount or because the Employee was not employed on a specific date.

Section 10.3.                             Vesting.  In the event that this Plan becomes a Top Heavy Plan with respect to a Participant’s Participating Employer for any Plan Year, that Participant shall be Vested under the Plan at the rate of 20% after two years of Vesting Service and an additional 20% for each year of Vesting Service thereafter, except that the rate shall be 100% after five years of Vesting Service, for purposes of determining the Participant’s termination benefit under Section 4.5.

Section 10.4.                             Limitation on Benefits.  If the Plan is a Top Heavy Plan with respect to a Participating Employer and the Participating Employer or a Related Employer of that Participating Employer maintains a defined contribution plan in addition to this Plan, the limits on benefits described in Section 4.7 of the Plan shall continue to be applicable to the Participant provided, however, that the “defined benefit plan fraction” and “defined contribution plan fraction” referred to in that section shall be modified by substituting “1.0” for “1.25” where it appears in those definitions in the event that the Plan is a Super Top Heavy Plan or such modification is otherwise required by Section 416(h)(1) of the Internal Revenue Code.  Further, the Administrator may, in calculating the defined contribution plan fraction, elect to apply the transitional rule described in Section 415(e)(6) of the Internal Revenue Code and Section 4.7(f)(6) of the Plan only as modified (if modified) by Section 416(h)(4) of said Code ($41,500 is substituted for $51,875 in the transition fraction described in Section 4.7(f)(6)).  In addition, for years in which the Plan is a Top Heavy Plan with respect to a Participant’s Participating Employer, for purposes of determining that Participant’s Accrued Benefit (derived from Employer contributions) under the Plan, the Participant’s compensation shall not exceed the Participant’s Credited Compensation.  However, the Participant’s Accrued Benefit shall not be reduced from any level attained before the Plan became a Top Heavy Plan.  This section will cease to be effective for limitation years (as defined in Section 4.7(f)(8) of the Plan) beginning after December 31, 1999, with respect to each Participant who incurs one Hour of Service for a Participating Employer or Related Employer in one of those limitation years.

Section 10.5.                             Definitions.  The terms defined in this Section, when used in this Article X with initial capital letters have the following meanings unless the context clearly indicates that other meanings are intended:

(a)       Accrued Benefit.  “Accrued Benefit” means the amount of benefit which a person has accrued under a defined benefit plan through a specific date.

(b)       Applicable Percentage.  “Applicable Percentage” means a percentage which is equal to the lesser of:

(1)                                  Two percent (2%) multiplied by the Participant’s number of Years of Service; or

(2)                                  Twenty percent (20%).

(c)       Average Credited Compensation.  “Average Credited Compensation” means a Participant’s average annual Credited Compensation during the five consecutive Years of Service during which the Participant had the greatest aggregate Credited Compensation.  If the Participant does not have five Years of Service, the Participant’s Average Credited Compensation shall be the Participant’s average annual Credited Compensation over the Participant’s actual number of Years of Service.

(d)       Credited Compensation.  A Participant’s “Credited Compensation” for a Plan Year means the compensation paid to the Participant by the Participant’s Participating Employer during such Plan Year as determined in accordance with Section 414(q)(7)) of the Code.  However, a Participant’s Credited Compensation for a Plan Year shall not include an amount in excess of Two Hundred Thousand Dollars ($200,000), provided that that limit shall be increased to conform to any cost of living adjustment made to the limit by the Secretary of the Treasury or the Secretary’s delegate.

(e)       Determination Date.  “Determination Date” for a plan year of a plan means the last day of the preceding plan year of that plan or, in the case of the first plan year, the last day of such plan year.

(f)       Five Percent Owner.  “Five Percent Owner” means either:

(1)                                  if the Employer is a corporation, any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding stock of the corporation or stock possessing more than five percent (5%) of the total combined voting power of all stock of the corporation, or

(2)                                  if the Employer is not a corporation, any person who owns more than five percent (5%) of the capital or profits interest in the Employer (the rules of Section 318 shall apply in a similar manner to the way they apply to ownership in a corporation).

The rules of Section 318 shall be applied by using a 5% test in lieu of the 50% test set forth in Subparagraph (a)(2)(C) of that section.

(g)       Key Employee.  A “Key Employee” is any Employee or former Employee (and the Beneficiaries of such Employee) of a Participating Employer who at any time during the “determination period” was an officer of the Participating Employer or one of its Related Employers having Credited Compensation in excess of 50% of the dollar limitation in effect under Section 415(c)(1)(A) of the Internal Revenue Code (for purposes of determining those officers, individuals described in Subparagraph (3)(A) of the definition of Highly Compensated Employees shall be excluded), an owner (or considered an owner under Section 318 of the Code as modified for purposes of determining Five Percent Owners) of one of the ten largest interests (if two individuals have the same interest, the individual having the greatest annual Credited Compensation shall be treated as having the largest interest) in the Participating Employer and its Related Employers if such individual’s Credited Compensation from those Employers exceeds the dollar limitation under Section 415(c)(1)(A) of the Code, a Five Percent Owner of the Participating Employer or one of its Related Employers, or a one percent (1%) owner of the Participating Employer or one of its Related Employers who has an annual Credited Compensation of more than $150,000 from the Participating Employer and its Related Employers.  The “determination period” is the Plan Year in which the “Determination Date” occurs and the four preceding Plan Years.  The determination of who is a Key Employee shall be made in accordance with Section 416(i)(1) of the Code as applied to Employees of the Participating Employer or its Related Employers.

(h)       Present Value of Accrued Benefit.

(1)                                  The “Present Value of Accrued Benefits” of a participant under a defined benefit plan as of the plan’s Determination Date is the present value of that participant’s Accrued Benefit as of the Valuation Date which falls within a 12 month period ending on the Determination Date.  It shall be determined as if the participant incurred a Termination of Service as of the Valuation Date.  Further, the amount shall be determined by an actuary selected by the Administrator using the assumptions specified in the definition of Actuarial Equivalent except that the interest rate shall be five percent (5%).

(2)                                  The “Present Value of Accrued Benefits” of a participant under a defined contribution plan as of its Determination Date is the sum of (A) the participant’s individual account balance as of the most recent Valuation Date occurring within a 12 month period ending on the Determination Date and (B) any contributions due to be allocated to the participant’s account balance as of the Determination Date.

(i)       Super Top Heavy Plan.  “Super Top Heavy Plan” means a plan which would be considered a Top Heavy Plan even if the figure “Ninety Percent (90%)” were substituted for the figure “Sixty Percent (60%)” in each place that the latter figure appears in the definition of Top Heavy Plan.

(j)       Top Heavy Plan.  A determination of whether or not this Plan is a “Top Heavy Plan” with respect to a Participating Employer for a Plan Year shall be made as of the Determination Date for that Plan Year as follows:

(1)                                  Each Participating Employer and its Related Employers shall be treated as one Employer referred to as the “Participating Employer”) for purposes of determinations made under this subsection.

(2)                                  If this Plan is not aggregated with other plans in accordance with the following subsections, it shall be considered a Top Heavy Plan with respect to a Participating Employer if the Present Value of Accrued Benefits under the Plan for Key Employees of a Participating Employer exceeds sixty percent (60%) of the Present Value of Accrued Benefits for all Employees (and their beneficiaries) of the Participating Employer.

(3)                                  If a Participating Employer maintains any other defined benefit or defined contribution plans in which a Key Employee also participates or maintains any such plans which permit this Plan to meet the coverage requirements of Section 401(a)(4) or Section 410 of the Internal Revenue Code, then such plans shall be aggregated with this Plan for purposes of determining whether the Plan is a Top Heavy Plan.

(4)                                  In addition to the required aggregation just described, a Participating Employer may aggregate other defined contribution and defined benefit plans with this Plan which are maintained by the Participating Employer if such permissive aggregation thereby eliminates the status of this Plan as a Top Heavy Plan under the following subsection and if the aggregated plans would continue to meet the requirements of Sections 401(a)(4) and 410 of the Internal Revenue Code when taking the plans into account together.

(5)                                  This Plan shall be considered a Top Heavy Plan with respect to a Participating Employer only if the sum of the Present Values of Accrued Benefits for Key Employees of the Participating Employer under all defined benefit and defined contribution plans included in a group of plans aggregated in accordance with the preceding subsections exceeds sixty percent (60%) of a similar sum for all Employees (and their beneficiaries) of the Participating Employer.  Said present values shall all be determined as of the Determination Dates which fall within the calendar year that this Plan’s Determination Date falls.

(6)                                  For purposes of determining a Participant’s Present Value of Accrued Benefits under a defined contribution or defined benefit plan, such present value shall be increased by the aggregate distributions made with respect to such Participant under the plan during the five year period ending on the plan’s Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan which if it had not been terminated would have been required to be included in an aggregation group.

(7)                                  For purposes of this subsection, the Present Value of Accrued Benefits for an individual who was a Key Employee but is no longer a Key Employee shall not be taken into account.

(8)                                  Adjustment shall be made to the Present Values of Accrued Benefits to account for rollovers and plan to plan transfers.  In the case of unrelated rollovers and transfers, which are those initiated by an individual and made from a plan maintained by one Employer to a plan maintained by another Employer, the plan making the distribution counts it as a distribution for purposes of Subsection (j)(6) of this section, and the plan accepting the distribution does not consider the distribution part of the Accrued Benefits under that plan if such distribution was accepted after December 31, 1983, but considers it part of said Accrued Benefits if the distribution was accepted on or prior to December 31, 1983.  In the case of related rollovers and transfers, which are those either not initiated by an individual or made to a plan maintained by the same Employer, the plan providing the distribution does not count the distribution as a distribution under Subsection (j)(6) of this section and the plan accepting the distributed amount counts the distribution as part of the Accrued Benefits under that plan.

(9)                                  For Plan Years beginning after December 3l, l984, the Accrued Benefit of an Employee who has not performed any service for the Participating Employer during the five year period ending on the Determination Date is excluded from the determination made under this subsection.

(k)       Valuation Date.

(1)                                  “Valuation Date” in the case of a defined contribution plan means a date on which individual accounts are valued.

(2)                                  In the case of a defined benefit plan, “Valuation Date” means the date on which plan costs are determined for purposes of the minimum funding rules under ERISA.

(l)       Years of Service  A Participant’s “Years of Service” for purposes of the preceding definitions means “Plan Years” beginning after December 31, 1983 during which the Plan was a Top Heavy Plan with respect to the Participant’s Participating Employer and in which the Participant completes a year of Vesting Service.

ARTICLE XI.
Miscellaneous

Section 11.1.                             Procedures and Other Matters Regarding Domestic Relations Orders.

(a)       To the extent provided in any Qualified Domestic Relations Order, the former spouse of a Participant shall be treated as a surviving spouse of such Participant for purposes of any benefit payable in the Qualified Joint and Survivor Annuity Form or as a qualified preretirement survivor annuity and any current spouse of the Participant shall not be treated as a spouse of the Participant for that purpose.

(b)       The Plan shall not be treated as failing to meet the requirements of the Internal Revenue Code which prohibit payment of benefits before the Participant’s Termination of Employment with all Participating Employers solely by reason of payments to an Alternate Payee pursuant to a Qualified Domestic Relations Order.

(c)       In the case of any Domestic Relations Order received by the Plan:

(1)                                  the Administrator shall promptly notify the Participant and any other Alternate Payee of the receipt of such order and the Plan’s procedures for determining the qualified status of Domestic Relations Orders, and

(2)                                  within a reasonable period after receipt of such order, the Administrator shall determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each Alternate Payee of such determination.

The Administrator shall establish reasonable procedures to determine the qualified status of Domestic Relations Orders and to administer distributions under such qualified orders.

(d)       During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined by the Administrator, by a court of competent jurisdiction, or otherwise, the Administrator shall separately account for the amounts (referred to hereinafter as the “segregated amounts”) which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order.  If within the eighteen (18) month period beginning with the date on which the first payment would be required to be made under the Domestic Relations Order, the order or modification thereof is determined to be a Qualified Domestic Relations Order, the Administrator shall pay the segregated amounts (including any interest thereon) to the person or persons entitled thereto.  If within that eighteen (18) month period either

(1) it is determined that the order is not a Qualified Domestic Relations Order, or (2) the issue as to whether such order is a Qualified Domestic Relations Order is not resolved, then the Administrator shall pay the segregated amounts (including any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order.  Any determination that an order is a Qualified Domestic Relations Order which is made after the close of that eighteen–month period shall be applied prospectively only.

Section 11.2.                             Transfer to or From Qualified Plan.

(a)                                  Assets held by the Funding Medium or by any other plan or trust which is qualified under Section 401(a) of the Code on behalf of an Employee or a Participant may be transferred between the Funding Medium and such other plan or trust (provided that proper notice is given to the Internal Revenue Service as may be required).  The Administrator shall determine whether to allow such transfer and then shall inform the Funding Medium of its decision and direct it accordingly.

(b)                                 All such assets transferred to the Funding Medium shall be segregated or not segregated as the Administrator may determine.  Any optional form of distribution, early retirement benefit, or retirement-type subsidy which was applicable to such assets under the transferring plan shall continue to apply with respect to the portion of a Participant’s Accrued Benefit attributable to such assets.  The Administrator shall permit a Participant to elect such an optional form, early retirement benefit, or subsidy, but such election will only apply to such portion of the Participant’s Accrued Benefit.  For purposes of this subsection, a retirement-type subsidy shall apply only with respect to a Participant who satisfies the conditions for the subsidy contained in the transferring plan.

(c)                                  If the Administrator permits a transfer of assets to the Plan as described in Subsection (a), such Participant’s accrued benefit under the plan from which such assets were transferred shall be added to the Participant’s Accrued Benefit under this Plan.

(d)                                 If any assets are transferred from the Funding Medium on behalf of a Participant pursuant to a direction described in Section 12.2(a), the Accrued Benefit of that Participant shall be reduced (but not below zero) in proportion to the ratio of the value of those assets to the Actuarial Value of the Participant’s Accrued Benefit before the transfer.

Section 11.3.                             Leased Employees.  Any Leased Employee shall be treated as an Employee of the recipient Employer for the purposes set forth in Section 414(n)(3) of the Code, however, contributions or benefits provided by the “leasing organization” which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.  The preceding sentence shall not apply to any Leased Employee for a Plan Year if Leased Employees constitute less than 20% of a recipient Employer’s “non-highly compensated workforce” (as defined in Section 414(n)(5)(C)(ii) of the Code) during that Plan Year and such employee is covered by a money purchase pension plan providing: (a) a nonintegrated Employer contribution rate of at least ten percent of compensation (as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from such employee’s gross income under Section 125, Section 402(a)(8), Section 402(h), or Section 403(b) of the Code), (b) immediate participation (except in the case of an individual whose compensation (as defined in this section) from the leasing organization in each of four consecutive Plan Years ending with the Plan Year of the determination is less than $1,000), and (c) full and immediate vesting.

Section 11.4.                             Transitional Rule.

(a)                                  Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits described by Sections 4.8 and 4.9 shall be covered by said sections if such Participant is credited with at least one Hour of Service for a Participating Employer or Related Employer under the Plan or a prior plan described in the definition of Accrued Benefits in a Plan Year beginning on or after January 1, 1976, and such Participant had at least ten (10) years of Vesting Service when the Participant incurred a Termination of Service.

(b)       Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service for a Participating Employer or Related Employer under the Plan or a Prior Plan on or after September 2, 1974, and who was not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have the Participant’s benefits paid in accordance with Subsection (d) of this section.

(c)       The opportunity to make elections under the prior provisions of this section must be afforded to the referred to Participants during the period commencing on August 23, 1984 and ending on the date benefits would otherwise commence to said Participants under the Plan.

(d)       Any Participant who has made the election described in Subsection (b) of this section and any Participant who meets the requirements of Subsection (a) except that such Participant does not have at least ten (10) years of Vesting Service when the Participant incurs a Termination of Service, shall have the Participant’s benefits distributed in accordance with the following requirements if benefits would have been payable in the form of a life annuity:

(1)       If benefits in the form of a life annuity become payable to a married Participant who:

(A)                              begins to receive payments under the Plan on or after the Participant’s Normal Retirement Age; or

(B)                                dies on or after the Participant’s Normal Retirement Age while still working for a Participating or Related Employer; or

(C)                                begins to receive payments under the Plan on or after the Participant’s qualified early retirement age; or

(D)                               incurs a Termination of Service on or after attaining the Participant’s Normal Retirement Age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

then such benefits will be received under this Plan in the Qualified Joint and Survivor Annuity Form unless the Participant has elected otherwise during the election period.  The election period must begin at least six months before the Participant attains the Participant’s qualified early retirement age and must end no earlier than 90 days before the commencement of the Participant’s benefits.  Any election hereunder will be in writing and may be changed by the Participant at any time during the election period.

(2)       For purposes of this Subsection (d), qualified early retirement age is the latest of:

(A)                              the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits,

(B)                                the first day of the one hundred twentieth month beginning before the date the Participant reaches the Participant’s normal retirement age, or

(C)                                the date that the Participant becomes a Covered Employee.

(e)       Notwithstanding any other provision of the Plan, the spousal consent provisions of Section 4.9 of the Plan concerning an election out of the Qualified Joint and Survivor Annuity Form, shall be applicable after December 31, 1984 to a Participant who has at least one (1) Hour of Service for a Participating Employer or Related Employer under the Plan on or after August 23, 1984.

Section 11.5.                             Special Rules for Determining Accrued Benefit.

(a)                                  For Plan Years beginning before the date Section 411 of the Internal Revenue Code became applicable to the Plan, a Participant’s Accrued Benefit shall be the greater of that provided by the Plan, or one–half of the benefit which would have accrued had the provisions of the Plan as in effect on that date been in effect during those Plan Years.  In the event the Accrued Benefit as of the date Section 411 of the Internal Revenue Code became effective as to the Plan is less than that provided under the Plan as in effect on that date, such difference shall be accrued in accordance with the Plan as in effect on that date.

(b)                                 A Participant’s Accrued Benefit may not be reduced on account of any increase in the Participant’s age or years of Benefit or Vesting Service.  However, the preceding sentence shall not apply to social security supplements provided before the age when a Participant is entitled to old age insurance benefits, unreduced on account of age, under Title II of the Social Security Act, as amended (provided that the supplement does not exceed such old age insurance benefit).

Section 11.6.                             Delegation of Authority.

(a)                                  Except when the Managing Body of a Participating Employer is specifically identified as having the authority or responsibility to do or perform any act or matter or thing, whenever the Participating Employer, under the terms of the Plan, is permitted or required to do or perform any act or matter or thing, it shall be done and performed by the Chief Executive Officer of the Participating Employer or such officer’s delegate.

(b)                                 Notwithstanding Subsection (a), except when the Managing Body of the Company or Administrative Committee is specifically identified as having the authority or responsibility to do or perform any act or matter or thing for the Company, whenever the Company (as opposed to a Participating Employer), under the terms of the Plan, is permitted or required to do or perform any act or matter or thing, it shall be done and performed in the Company’s name by the Chief Executive Officer of the Company or his delegate, which may be the Administrative Committee.

(c)                                  Chief Executive Officers of the Company and other Participating Employers have been given certain powers under this Plan.  In the discretion of such an officer, such officer may delegate a portion or all of any of such powers to another person, except that the Chief Executive Officer of the Company may not delegate any amendment powers to another person.  Any person needing evidence of that delegation of authority may request and shall be furnished with a copy of a certificate executed by the Chief Executive Officer of the Company or other Participating Employer designating the person who has been delegated such authority.

Section 11.7.                             Restatement Effective Upon Receipt of Determination Letter.

(a)                                  This restatement shall not become effective as to a Participating Employer unless the Internal Revenue Service issues determinations or rulings (1) which are acceptable to the Company or (2) which are to the effect that the Plan meets the requirements of Section 401(a) of the Internal Revenue Code and that the Trust is exempt under Section 501(a) of the Internal Revenue Code; and, if such determinations or rulings are issued, this restatement shall become effective as of the Effective Date of this Restatement.  Pending receipt of such determinations or rulings by the Internal Revenue Service, the Participating Employers and the Funding Medium are hereby authorized to proceed as if this restatement had become effective on the Effective Date of this Restatement and none of them shall be subject to any liability in doing so if this restatement does not become effective, and no Employee or former Employee or his or her Beneficiary shall acquire any additional rights because of such action if this restatement does not become effective.

(b)                                 If the Plan does not receive rulings which are acceptable to the Company, or which are to the effect that the Plan is qualified under said sections of said Code, the Company may, within one year of receiving a final denial of such qualification (including a final resolution of such denial through all appeals procedures), rescind this restatement or terminate the Plan or both.  Within said period, the Company may, subject to the restrictions contained in Section 6.3(c), direct the Funding Medium to return all contributions received during the period the Plan is not qualified to the persons from whom received, together with such adjustments so as to reflect, pro rata, the increases and decreases allocable to all such contributions.

Section 11.8.                             Military Service.  Effective as of December 12, 1994, notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided under the Plan in accordance with Section 414(u) of the Code.

IN WITNESS WHEREOF, American Crystal Sugar Company has caused its name to be hereunto subscribed by its President this 27th day of February, 2002, United Sugars Company has caused its name to be hereunto subscribed by its Board of Directors this 22nd day of March, 2002, and Midwest Agri-Commodities has caused its name to be hereunto subscribed by its Board of Directors this 22nd day of March, 2002.

AMERICAN CRYSTAL SUGAR COMPANY

By	/s/ James J. Horvath

Its	President

UNITED SUGARS CORPORATION

By	/s/ Board of Directors’ Resolution

Its

MIDWEST AGRI-COMMODOTIES

By	/s/ Board of Directors’ Resolution

Its

STATE OF	)
) SS.
COUNTY OF	)

On this        day of                , 2002, before me personally appeared                                  , to me personally known, who, being by me first duly sworn, did depose and say that he/she is the                               of American Crystal Sugar Company, the corporation named in the foregoing instrument; that the seal (if any) affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed (if sealed) on behalf of said corporation by authority of its Board of Directors; and he/she acknowledged said instrument to be the free act and deed of said corporation.

STATE OF	)
) SS.
COUNTY OF	)

On this        day of                , 2002, before me personally appeared                                  , to me personally known, who, being by me first duly sworn, did depose and say that he/she is the                               of United Sugars Corporation, the corporation named in the foregoing instrument; that the seal (if any) affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed (if sealed) on behalf of said corporation by authority of its Board of Directors; and he/she acknowledged said instrument to be the free act and deed of said corporation.

STATE OF	)
) SS.
COUNTY OF	)

On this        day of                , 2002, before me personally appeared                                  , to me personally known, who, being by me first duly sworn, did depose and say that he/she is the                               of Midwest Agri-Commodities, the corporation named in the foregoing instrument; that the seal (if any) affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed (if sealed) on behalf of said corporation by authority of its Board of Directors; and he/she acknowledged said instrument to be the free act and deed of said corporation.

APPENDIX A

For purposes of determining Actuarial Equivalence under Section 4.9, the benefit to which the Participant may become entitled shall be multiplied by the applicable factor (not exceeding 1).

I.	100% Joint and Survivor Annuity	F = .830 + .006C - .007D

II.	66-23% Joint and Survivor Annuity	F = .879 + .004C - .006D

III.	50% Joint and Survivor Annuity	F = .905 + .004C - .005D

IV.	10 Year Certain & Life Annuity

Age	Factor

55.985
56.982
57.979
58.976
59.973
60.970
61.967
62.964
63.961
64.958
65.955
66.945
67.935
68.925
69.915
70.905
71.895
72.885
73.875
74.865
75.855

Explanation of symbols:

F = Factor
C = 65 minus commencement age
D = Participant’s age minus Beneficiary’s age

0 - Use age nearest commencement
0 - Do not interpolate

APPENDIX B

Non-Union Employees and Union Employees covered under the collectively bargained agreement between American Crystal Sugar Company and the Distillery, Rectifying and Wine Workers of America who were eligible for Basic Life Insurance and were age 55 or older on September 1, 1974, are eligible for the following death benefits:

Employee Name	Death Benefit Amount

Milo Born	10,000
Joe Burwell	9,500
David Davis	9,500
Libbie Eccles	7,500
Philip Fick	16,500
Olger Gjestvang	11,250
Leland Hamm	10,500
Harvey Hauer	8,000
William Hudson	9,500
Alton Ingraham	9,000
Edwin Kidder	15,000
George Laurence	12,000
Elmer Lutz	7,500
Mike Markiewith	$ 15,250
Cora McDaniel	6,500
Amelia Miller	5,000
William Peterson	12,000
Ernest Rehder	11,250
Dudley Sims	18,000
Donald Smith	9,500
Ruth Smith	7,500
Quentin Sprank	8,000
Ed Swift	14,250
Albert Switser	10,250
Ted Thierry	17,250
Ernest Visconti	12,750
Emil Vogel	8,500
Erick Wenzel	9,000
Freeman Winstanley	20,000

These retirees from Plan C, Clarksburg Union, are entitled to the $1,000 lump sum death benefit.  This benefit is paid from Retirement Plan A.

As these retirees dies, the actuary must be notified each March 1 so that participant count and liability can be included in the actuarial report for Plan A.

Name	Social Security Number	Sex	Date of Birth	Benefit Commencement Date

William Hudson	###-##-####	M	10-26-13	03-01-77

Ralph E. Johnson	###-##-####	M	04-19-29	12-01-81